Exhibit 10.39(b)

DEPOSITARY AGREEMENT

among

NOBLE ENVIRONMENTAL POWER 2008

HOLD CO., LLC,

a Delaware limited liability company

(Borrower)

CITIBANK, N.A.

(Administrative Agent)

CITIBANK, N.A.

(Collateral Agent)

and

THE BANK OF NEW YORK

(Depositary)

Dated as of June 30, 2008

TABLE OF CONTENTS

ARTICLE 1 DEFINED TERMS		2

1.1	Defined Terms	2
1.2	Financing Agreement and UCC Definitions	5
1.3	Rules of Interpretation	5

ARTICLE 2 ESTABLISHMENT AND ADMINISTRATION OF ACCOUNTS		5

2.1	Establishment of Accounts	5
2.2	Event of Default	7
2.3	Permitted Investments	8
2.4	Monies Received by Borrower	10
2.5	Books of Account; Statements	10
2.6	Adequate Instruction; Sufficiency of Funds	11

ARTICLE 3 SECURITY AND RELATED PROVISIONS; SECURITIES INTERMEDIARY		11

3.1	Securities Accounts; Deposit Accounts; the Depositary	11
3.2	Certain Rights and Powers in Respect of Accounts and Funds	13
3.3	Security Interest	15
3.4	Perfection; Further Assurances	15
3.5	Other Liens; Adverse Claim	15
3.6	Duties and Certain Rights of Depositary	16
3.7	Remedies	19
3.8	Costs, Expenses and Attorneys’ Fees	20

ARTICLE 4 WITHDRAWAL AND TRANSFER PROCEDURES		20

4.1	Maintenance of Funds in Accounts; Withdrawals	20
4.2	Withdrawal/Transfer Certificate	20
4.3	Delivery of Certificates	21

ARTICLE 5 APPLICATION OF FUNDS		22

5.1	Construction Account	22
5.2	Operating Account	25
5.3	Other Accounts	29
5.4	Application of Insurance Proceeds	36
5.5	Application of Eminent Domain Proceeds	39
5.6	Application of Certain Damages Payments; Mandatory Prepayments	39
5.7	Earnings on Accounts	40

ARTICLE 6 TERMINATION OF AGREEMENT		40

ARTICLE 7 MISCELLANEOUS		40

7.1	Notices	40
7.2	Benefit of Agreement	42
7.3	Delay and Waiver	42
7.4	Amendments	42
7.5	Governing Law	42
7.6	Submission to Jurisdiction	42
7.7	WAIVER OF JURY TRIAL	43
7.8	Severability	43
7.9	Headings	43
7.10	Successors and Assigns	43
7.11	Entire Agreement	43
7.12	Consequential Damages	44
7.13	Survival	44
7.14	Further Information	44
7.15	Additional Depositary Provisions	44
7.16	Counterparts	44

Schedule A – Telephone Numbers for Call-backs and Person(s) Designated to Confirm Payment Instructions

Appendix I – Wire Instructions for the Accounts

Exhibit A – Form of Withdrawal/Transfer Certificate

Exhibit B – Form of Distribution Certificate

ii

This DEPOSITARY AGREEMENT, dated as of June 30, 2008 (as amended, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), is entered into by and among NOBLE ENVIRONMENTAL POWER 2008 HOLD CO., LLC, a limited liability company organized and existing under the laws of the State of Delaware (“Borrower”), CITIBANK, N.A., as administrative agent for the Lenders (in such capacity, “Administrative Agent”), CITIBANK, N.A., as collateral agent for the First Lien Secured Parties under the Intercreditor Agreement referred to below (in such capacity, “Collateral Agent”), and THE BANK OF NEW YORK, a New York banking corporation, as depositary agent, bank and securities intermediary (in such capacities, “Depositary”).

RECITALS

A.            Borrower intends to develop, construct, install, test, own, operate, maintain and use, in each case through its wholly-owned subsidiaries, (i) an approximately 97.5 MW wind powered electric generating facility located in the city of Altona, New York, (ii) an approximately 106.5 MW wind powered electric generating facility located in Franklin and Clinton Counties, New York, and (iii) an approximately 126 MW wind powered electric generating facility located in Wyoming County, New York.

B.            In order to partially finance the development, construction, installation, testing, operation, maintenance and use of the Projects, Borrower has entered into that certain Financing Agreement, dated as of the date hereof (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Financing Agreement”), among Borrower, the financial institutions from time to time party thereto as lenders (collectively, the “Lenders”), Citibank, N.A., as collateral agent, and the other agents parties thereto from time to time, pursuant to which, among other things, Lenders have extended commitments to make loans and other financial accommodations to, and for the benefit of, Borrower.

C.            Borrower and Energy Hedge Provider have entered into, and Project Companies have guaranteed, that certain 1992 ISDA Master Agreement, the Schedule to the 1992 ISDA Master Agreement, the ISDA Credit Support Annex, and the Confirmation, each dated as of the date hereof, and the schedules, exhibits and annexes attached to any of the foregoing (as the same may be amended, modified, or supplemented from time to time, the “Energy Hedge Agreement”), pursuant to which the Borrower may incur certain payment obligations in favor of the Energy Hedge Provider.

D.            It is a condition precedent to the effectiveness of the Financing Agreement and the other Financing Documents, and the making of the advances of credit contemplated thereby, that Borrower shall have executed this Agreement.

E.             It is a requirement under the Energy Hedge Agreement and other Energy Hedge Documents, and the performance of the Energy Hedge Provider’s obligations thereunder, that Borrower shall have executed and delivered this Agreement.

F.             The obligations of the Borrower under the Financing Agreement will be secured on a first priority basis by Liens on the Collateral pursuant to the terms of the First Lien Collateral Documents.

G.            The obligations of the Borrower and the Guarantors in respect of the Energy Hedge Agreement will be secured on a second priority basis, and after the Term-Conversion Date, the Energy Hedge Provider First Lien Obligations will also be secured on a first priority basis, by Liens on the Collateral, in each case pursuant to the Collateral Documents and subject to the terms and conditions set forth in the Intercreditor Agreement (as defined below).

H.            In order to further secure and support Borrower’s First Lien Obligations to the First Lien Secured Parties, Borrower is entering into this Agreement, pursuant to which, among other things, Borrower will grant to Collateral Agent, for the benefit of the First Lien Secured Parties, and Collateral Agent will have a perfected first priority security interest in the Accounts and in all financial assets held therein or credited thereto and all proceeds thereof.

I.              Under the Intercreditor Agreement dated as of the date hereof (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”) among the Borrower, certain guarantors from time to time party thereto, the Administrative Agent, Citibank, N.A., as the First Lien Collateral Agent, and Energy Hedge Provider, the First Lien Secured Parties have separately appointed the Collateral Agent to act on their behalf under this Agreement and the Collateral Agent has accepted such appointment.

J.             Depositary has agreed to act as depositary agent, bank and securities intermediary pursuant to the terms of this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the promises contained herein, and in order to induce Lenders to enter into the Financing Agreement and to make the loans and other financial accommodations contemplated thereby, and to induce the performance of the Energy Hedge Provider’s obligations under the Energy Hedge Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower hereby agrees with Administrative Agent, Collateral Agent for the benefit of the Secured Parties, and Depositary as follows:

ARTICLE 1

DEFINED TERMS

1.1           Defined Terms.  The following terms when used in this Agreement, including its preamble and recitals, shall have the following meanings:

“AA Response” has the meaning given in Section 5.4(d).

“Account Holder” means, for each Account, the account holder in the first column of the chart in Sections 2.1(b) and  5.3(a) titled Account Holder.

“Accounts” has the meaning given in Section 2.1(b).

“Administrative Agent” has the meaning given in the Preamble to this Agreement.

“Altona Construction Account” has the meaning given in Section 2.1(b).

“Altona Construction Working Capital Account” has the meaning given in Section 5.3(a)(i).

“Authorized Signatory” has the meaning given in Section 3.6.8.

“Borrower” has the meaning given in the Preamble to this Agreement.

“Chateaugay Construction Account” has the meaning given in Section 2.1(b).

“Chateaugay Construction Working Capital Account” has the meaning given in Section 5.3(a)(i).

“Claim” has the meaning given in Section 3.6.5(a).

“Collateral Agent” has the meaning given in the Preamble to this Agreement.

“Construction Working Capital Accounts” means the Altona Construction Working Capital Account, the Chateaugay Construction Working Capital Account and the Wethersfield Construction Working Capital Account.

“Depositary” has the meaning given in the Preamble to this Agreement.

“Distributable Cash” has the meaning given in Section 5.2(a)(xix).

“Distributable Cash Account” means the account established pursuant to and in accordance with Section 2.1(c).

“Distribution Certificate” means a Distribution Certificate substantially in the form attached hereto as Exhibit B.

“Distribution Reserve Requirement” has the meaning given in Section 5.3(d)(ii).

“Energy Hedge Agreement” has the meaning given in the Recitals to this Agreement.

“Energy Hedge Provider” has the meaning given in the Recitals to this Agreement.

“Energy Hedge Provider Control Agreement” means the Control Agreement, dated as of the date hereof, among the Borrower, the Energy Hedge Provider (as Second Lien Collateral Holder under the Intercreditor Agreement) and Depositary.

“EPC Contractor Construction Account” has the meaning given in Section 2.1(b).

“EPC Subcontract” means a subcontract under an EPC Contract.

“Establishment Date” means, for each Account, the corresponding date, as applicable, in the (i) fourth column of the chart in Section 2.1(a) titled Establishment Date or (ii) fifth column of the chart in Section 2.1(b) titled Establishment Date.

“Executed Withdrawal/Transfer Certificate” has the meaning given to it in Section 4.2.

 “Financing Agreement” has the meaning given in the Recitals to this Agreement.

“Class A Distribution Reserve Account” has the meaning given in Section 5.3(f)(i).

“Indemnitee” has the meaning given in Section 3.6.5.

“Insurance Condition Deadline” has the meaning given in Section 5.4(c).

“Insurance Proceeds Submission” has the meaning given in Section 5.4(d).

“Intercreditor Agreement” has the meaning given in the Recitals to this Agreement.

“Lenders” has the meaning given in the Recitals to this Agreement.

“Noble Base Equity Excess Amount” has the meaning given in the NEP Contribution Agreement.

“NIPDR Account” has the meaning given in Section 5.6(a).

“Operations Working Capital Account” has the meaning given in Section 5.3(a)(iv).

“Project Company Construction Accounts” means the Altona Construction Account, the Chateaugay Construction Account and the Wethersfield Construction Account.

 “Securities Intermediary” has the meaning given in Section 3.1(b).

“Test Revenues” means, with respect to any Project, any revenues earned and payments received in respect of such Project by any Noble Entity from and after the date hereof until (but excluding) the Term-Conversion Date in respect of such Project.

“The Bank of New York Fee Agreement” means the Noble Environmental Power Depositary and Trust Agreement Fee Schedule, dated April 12, 2008, executed by Borrower and Depositary.

“Tracking Account” has the meaning assigned to such term in the Energy Hedge Agreement.

“Tracking Account Payments” means amounts owed by Borrower with respect to any balance under the Tracking Account, whether or not then due and payable.

“UCC” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the perfection or priority of the security interest in the Accounts and all financial assets and/or cash deposited therein is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions related to such provisions.

“Wethersfield Construction Account” has the meaning given in Section 2.1(b).

Wethersfield Construction Working Capital Account” has the meaning given in Section 5.3(a)(i).

“Withdrawal/Transfer Certificate” means a Withdrawal/Transfer Certificate substantially in the form attached hereto as Exhibit A.

“Working Capital Account Bank” has the meaning given in Section 5.3(a).

1.2           Financing Agreement and UCC Definitions.  Unless otherwise defined herein, capitalized terms used in this Agreement but not defined in this Agreement, including its preamble and recitals, have the meanings provided in the Intercreditor Agreement or, if not defined there, shall have the meanings provided in the Financing Agreement or, if not defined therein, the UCC; provided that any definitions incorporated from the Financing Agreement in accordance with the foregoing priority of incorporation and used in Article 5 hereof shall have the meanings provided in the Financing Agreement on the date of this Agreement.

1.3           Rules of Interpretation.  Unless otherwise provided herein, the rules of interpretation set forth in Exhibit A to the Financing Agreement shall apply to this Agreement, including its preamble and recitals.

ARTICLE 2

ESTABLISHMENT AND ADMINISTRATION OF ACCOUNTS

2.1           Establishment of Accounts.

(a)           Depositary hereby agrees and confirms that it has established, or will establish on or prior to the Establishment Date, and will maintain until the termination of this Agreement in accordance with Article 4 or as otherwise expressly set forth herein, each of the following segregated, special, collateral accounts listed below, in the name of Borrower and under the exclusive “control” of Collateral Agent (except as provided in the Energy Hedge Provider Control Agreement) pursuant to Sections 3.1(c) through (f), as applicable:

Name of Account at Depositary	Account Number	Defined Term for Account	Establishment Date
New York 2008 Portfolio Wind Generation Projects - Construction Account	###	“Construction Account”	Financial Closing Date
New York 2008 Portfolio Wind Generation Projects - Insurance Proceeds Account	###	“Insurance Proceeds Account”	Financial Closing Date

New York 2008 Portfolio Wind Generation Projects - Non-Insurance Proceeds Damage Restoration Account	###	“Non-Insurance Proceeds Damage Restoration Account”	Financial Closing Date
New York 2008 Portfolio Wind Generation Projects - Operating Account	###	“Operating Account”	Financial Closing Date
New York 2008 Portfolio Wind Generation Projects - O&M and CapEx Reserve Account	###	“O&M and CapEx Reserve Account”	Term-Conversion Date
New York 2008 Portfolio Wind Generation Projects - Debt Service Reserve Account	###	“Debt Service Reserve Account”	Term-Conversion Date
New York 2008 Portfolio Wind Generation Projects – Distribution Reserve Account	###	“Distribution Reserve Account”	Term-Conversion Date
New York 2008 Portfolio Wind Generation Projects – Completion Reserve Account	###	“Completion Reserve Account”	Term-Conversion Date
New York 2008 Portfolio Wind Generation Projects – Class A Distribution Reserve Account	###	“Class A Distribution Reserve Account”	Term-Conversion Date

(b)           Depositary hereby agrees and confirms that it has established, or will establish on or prior to the Establishment Date, and will maintain until the termination of this Agreement in accordance with Article 4 or as otherwise expressly set forth herein, each of the following segregated, special, collateral accounts listed below (each to be referred to herein by the defined term provided, and collectively with the accounts described in, and established pursuant to, Section 2.1(a), the “Accounts”), in the name of the applicable Account Holder specified below and under the exclusive “control” of Collateral Agent (except as provided in the Energy Hedge Provider Control Agreement) pursuant to Sections 3.1(c) through (f), as applicable:

Account Holder	Name of Account at Depositary	Account Number	Defined Term for Account	Establishment Date
NAW	Portfolio Wind Generation Projects – Construction Account of Noble Altona Windpark, LLC, as agent for the Clinton County Industrial Development Agency, for the construction of Project (Altona)	###	“Altona Construction Account”	Financial Closing Date

NCW

Portfolio Wind Generation Projects – Construction Account of Noble Chateaugay Windpark, LLC, as agent for the Franklin County Industrial Development Agency, for the construction of Project (Chateaugay)

		###	“Chateaugay Construction Account”	Financial Closing Date
NWW

Portfolio Wind Generation Projects – Construction Account of Noble Wethersfield Windpark, LLC, as agent for the Franklin County Industrial Development Agency, for the construction of Project (Wethersfield)

		###	“Wethersfield Construction Account”	Financial Closing Date
Noble Constructors, LLC	Portfolio Wind Generation Projects – EPC Contractor Construction Account	###	“EPC Contractor Construction Account”	Financial Closing Date

(c)           Depositary also hereby agrees and confirms that it has established, or will establish on or prior to the Term-Conversion Date and will maintain until the termination of this Agreement in accordance with Article 4 or as otherwise expressly set forth herein, the Distributable Cash Account in the name of and under the exclusive control of the Borrower.  Notwithstanding anything to the contrary herein the Distributable Cash Account shall not be considered an “Account” under the Financing Documents, the Energy Hedge Agreement or the Collateral Documents and the Lenders, the Energy Hedge Provider and the Collateral Agent shall not be granted any security interest in or a lien on the Distributable Cash Account nor have any rights with respect thereto.

(d)           Wire instructions for each of the Accounts are set forth on Appendix I attached hereto.

2.2           Event of Default.

(a)           Upon the occurrence and during the continuation of an Event of Default and after prior written notice to Borrower and Depositary issued in accordance with Section 7.5 of the Intercreditor Agreement, at the election of Collateral Agent, and without limiting the rights or remedies of Collateral Agent or any other Secured Party herein or under any of the other Collateral Documents, subject to the terms of the Intercreditor Agreement (i) Collateral Agent shall have the right (but not the obligation) to direct Depositary in writing to administer the Accounts and disburse funds therefrom (and, upon the exercise of such right, Depositary shall comply with any such written directions) in accordance with the Intercreditor Agreement, and

(ii) Depositary shall execute and deliver (or cause to be executed and delivered) to Collateral Agent all proxies and other instruments as Collateral Agent may reasonably request in writing for the purpose of enabling Collateral Agent (on behalf of the Secured Parties) to exercise any voting or other consensual rights pertaining to the Accounts and the funds therein in accordance with the Intercreditor Agreement and the Collateral Documents.

(b)                                 Subject to Section 5.2(b) and the provisions of the Intercreditor Agreement, (i) from and after receipt by Depositary and Borrower of written notice from Collateral Agent that an Event of Default exists and is continuing and until such time as Depositary receives written notice from Collateral Agent that such Event of Default no longer exists (which Collateral Agent shall promptly deliver to Depositary and Borrower following the cure of such Event of Default), Depositary shall not accept any instructions or certificates from Borrower and shall only withdraw or transfer amounts in the Operating Account at the written direction or with the written consent of Collateral Agent, and (ii) from and after Depositary’s receipt of written notice from Collateral Agent or Borrower that an Event of Default exists and until the earlier to occur of (A) such time as Depositary receives written notice from Collateral Agent that such Event of Default no longer exists (which notice Collateral Agent shall promptly deliver to Depositary and Borrower following the cure of such Event of Default) and (B) such time as Collateral Agent notifies Depositary in writing of any other application of such amounts, Depositary shall at the written direction of Collateral Agent apply amounts in the Operating Account to the payment categories specified in Section 5.2(a)(i) through Section 5.2(a)(xix), as determined by the Collateral Agent in accordance with the Intercreditor Agreement.

2.3                                 Permitted Investments.

2.3.1                        Directing the Making of Investments.  Pending the application of funds in accordance with Section 5.2(a), any cash held in Accounts maintained hereunder shall be invested in Permitted Investments from time to time by Depositary at the expense of Borrower (a) as directed in writing by Borrower, (i) so long as Collateral Agent has not notified Depositary that an Event of Default has occurred and is continuing in accordance with Section 2.2(b) or (ii) after Collateral Agent has delivered a written notice to Depositary that any such Event of Default no longer exists, (which notice Collateral Agent shall promptly deliver following the cure of such Event of Default), and (b) as directed in writing by Collateral Agent, if Collateral Agent has notified Depositary that an Event of Default has occurred and is continuing (until such time as Collateral Agent notifies Depositary that any such Event of Default no longer exists, which notice Collateral Agent shall promptly deliver following the cure of such Event of Default); provided, however, that, if Borrower fails to so direct Depositary, or if there exists an Event of Default and Collateral Agent fails to so direct Depositary, by 11:00 a.m. on the date on which the term of any Permitted Investment terminates, amounts in respect of such terminating Permitted Investment shall be reinvested in the Dreyfus Treasury Prime Cash Management Fund #674 or, if such fund does not then exist, in one or more short-term market instruments including, but not limited to, marketable obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities, bank instruments, corporate debt securities issued by U.S. or foreign companies, commercial paper, demand instruments, adjustable rate obligations, asset- backed securities, restricted securities, fully collateralized repurchase agreements or money market funds subject to the requirements of the Investment Company Act of 1940, as amended, invested in any one or more of the aforementioned types of instruments, in each case which are either (i) insured by the Federal Deposit Insurance Corporation, or (ii) held in banks (including any Lender) and savings and loan associations, having general obligations rated at least “AA” or equivalent by S&P or Moody’s, or if not so rated, secured at all times, in the manner and to the extent provided by law, by collateral security described in clauses (a) or (b) of the definition of Permitted Investments, of a market value of no less than the amount of moneys so invested; provided, further, that Depositary’s obligation to invest such amounts is conditioned upon receipt by Depositary of a valid Form W-9 of the Internal Revenue Service of the United States in accordance with Section 2.3.3.  The right to direct the manner of investment includes, but is not limited to, the right (i) to direct Depositary to sell any Permitted Investment or hold it until maturity and (ii) upon any sale at maturity of any Permitted Investment, to direct Depositary to reinvest the proceeds thereof, plus any interest received by Depositary thereon, in Permitted Investments or to hold such proceeds and interest for application pursuant to the terms of this Agreement.  No Secured Party shall have any liability for any loss resulting from any such investment other than any such loss caused by such Secured Party’s willful misconduct or gross negligence.

2.3.2                        Application of Permitted Investments.  Permitted Investments purchased upon the direction of Borrower or Collateral Agent, as the case may be, under the provisions of this Agreement by Depositary shall be deemed at all times to be a part of the Account from which funds were withdrawn in order to acquire the Permitted Investment and shall be deemed to constitute funds on deposit in and credited to such Account, and the income or interest earned and gains realized in excess of losses suffered by an Account due to the investment of funds deposited therein shall be credited and retained in the particular Account in respect of which the Permitted Investment was purchased, except as expressly provided by the terms hereof.

2.3.3                        Earnings.  All earnings on funds in any Account maintained hereunder shall be credited to Borrower (or the Account Holder, as applicable) for tax reporting purposes.  Depositary shall provide Borrower and Collateral Agent a statement with respect to all interest earned on any Account as of the close of each calendar year for which income is earned on the Accounts.  Borrower shall provide Depositary with its taxpayer identification number, documented, to the extent necessary, by an appropriate executed Form W-9, upon execution of this Agreement.  The Form W-9 shall, to the extent necessary, be renewed as required by the Internal Revenue Service of the United States and provided to Depositary.  Depositary shall be entitled to rely on an opinion of legal counsel (which may be counsel of Borrower) in connection with the reporting of any earnings with respect hereto.  In no event shall Depositary be liable or responsible for the payment of taxes on any income earned on the Accounts.

2.3.4                        Liquidation of Investments for Distributions.  Upon the occurrence and during the continuance of an Event of Default, subject to the terms of the Intercreditor Agreement, Collateral Agent is hereby authorized to direct Depositary, in writing, to liquidate or direct the liquidation of any Permitted Investment (without regard to maturity) in order to make or cause to be made any application required by any provision contained in Article 5.  In furtherance, and not in limitation, but without duplication, of any other indemnity or limitation of liability with respect to Administrative Agent, Collateral Agent or Depositary contained herein or in any other Financing Document, neither Administrative Agent nor Collateral Agent or any other Secured Party shall in any way be liable for any losses suffered by Borrower, including losses due to early liquidation or market risk, which are a result of exercise of its authority by Administrative

Agent or Collateral Agent under this provision (other than any such losses arising from such Secured Party’s gross negligence or willful misconduct).

2.3.5                        Value of Permitted Investments.  Permitted Investments credited to any Account shall be valued at their then-current market value.

2.3.6                        Security Interest in Permitted Investments.  Whenever Depositary purchases a Permitted Investment not represented or evidenced by certificates or instruments capable of possession, Depositary shall notify Borrower and Collateral Agent in writing of such purchase and, upon the request of Collateral Agent (a copy of such request to be delivered concurrently to Borrower by Collateral Agent), deliver such information to Collateral Agent as may be reasonably necessary to enable Collateral Agent to take all necessary action, including giving confirmations and notices to record Collateral Agent’s interest therein, all as required by the UCC to perfect a first priority security interest for the benefit of Collateral Agent (on behalf of the Secured Parties).  Without limiting the foregoing, whenever Depositary purchases a Permitted Investment which is a certificate of deposit, Depositary shall simultaneously or promptly thereafter notify the issuer of the certificate of deposit in writing as follows:  CITIBANK, N.A., as Collateral Agent for the Secured Parties, has a security interest in and pledge of the certificate(s) of deposit being purchased this day by The Bank of New York, as Depositary and bailee on behalf of Collateral Agent and the other Secured Parties.

2.4                                 Monies Received by Borrower.  In the event that Borrower or any Project Company receives any Project Revenues, Insurance Proceeds or other amounts required by the terms hereof, the First Lien Collateral Documents or the Financing Agreement to be deposited into any Account, Borrower shall, or shall cause the applicable Project Company to, without any notice or demand whatsoever, promptly deliver the same to Depositary for application in accordance with the terms of this Agreement.  Except as provided herein, no amount held in any Account maintained hereunder shall be disbursed except in accordance with the provisions of this Agreement.

2.5                                 Books of Account; Statements.  Depositary shall maintain books of account and record therein all deposits into and transfers to and from the Accounts and all investment transactions effected by Depositary pursuant to the terms hereof, and any such recordation shall constitute prima facie evidence of the information recorded.  Not later than the fifth Banking Day of each month after the Financial Closing Date, Depositary shall deliver to Borrower, with a copy to Collateral Agent, a statement setting forth the transactions in each Account during the preceding month (including, without limitation, deposits, withdrawals and transfers from and to such Account) and specifying the Project Revenues, Insurance Proceeds, equity contributions, Permitted Investments, investment income earned and other amounts held in each such Account at the close of business on the last Banking Day of the preceding month.  In addition, Depositary shall promptly respond (during normal business hours) to requests by Collateral Agent or Borrower for information regarding deposits, investments and transfers into, in respect of and among Accounts.

2.6                                 Adequate Instruction; Sufficiency of Funds.

(a)                                  Subject to the last sentence of Section 7.1, in the event that Depositary receives any monies in respect of any Noble Entity or any Project without adequate instruction as to the Account into which such monies are to be deposited, Depositary shall promptly deposit such monies into (i) prior to the Term-Conversion Date, the Construction Account (for purposes of this sentence, the Term-Conversion Date shall be deemed to have occurred at such time as the Administrative Agent so notifies Depositary, which notice Administrative Agent shall promptly deliver upon satisfaction or waiver of the conditions to Term-Conversion in accordance with the Financing Agreement) and (ii) thereafter, the Operating Account, keeping such records as may be necessary to adequately distinguish such monies from other funds held in such Account, and shall promptly thereafter notify Borrower and Collateral Agent of the receipt of such monies.

(b)                                 To the extent that there are insufficient funds in the relevant Account to make a payment, transfer or withdrawal requested from such Account, Depositary shall (i) promptly notify Collateral Agent and Borrower of such deficiency and (ii) thereafter, unless it promptly receives contrary written instructions from Collateral Agent (or Borrower, so long as no Event of Default has occurred and is continuing), make such payment, transfer or written withdrawal to the extent of such funds.

ARTICLE 3

SECURITY AND RELATED PROVISIONS; SECURITIES INTERMEDIARY

3.1                                 Securities Accounts; Deposit Accounts; the Depositary.

(a)                                  Acceptance of Appointment of Depositary.  The Depositary is hereby appointed to act as Depositary and it hereby agrees to act as Depositary under the express terms of this Agreement.  Each of Administrative Agent, Collateral Agent and Borrower hereby acknowledges that the Depositary shall act solely as Depositary under the express terms of this Agreement.

(b)                                 Depositary.  The Depositary, as securities intermediary (in such capacity, the “Securities Intermediary”) with respect to the Accounts, hereby agrees and confirms that it has established such Accounts, and the Distributable Cash Account as set forth and defined in this Agreement and shall maintain such Accounts in accordance with the terms hereof.  Amounts shall be deposited into, managed and administered, and withdrawn from each of the Accounts in strict accordance with the provisions of this Agreement, the Financing Agreement and the First Lien Collateral Documents.

(c)                                  Securities Accounts.  The Securities Intermediary and the Borrower agree that (i) each such Account established by Securities Intermediary is and will be maintained as a “securities account” (within the meaning of Section 8-501(a) of the UCC); and (ii) all Financial Assets in registered form or payable to or to the order and credited to any such Account shall be registered in the name of the Securities Intermediary, endorsed to the Securities Intermediary or in blank or credited to another securities account maintained in the name of the Securities Intermediary and in no case will any Financial Asset credited to any such Account be registered in the name of Borrower, payable to the order of Borrower or specially endorsed to Borrower except to the extent the foregoing have been specially endorsed to the Securities Intermediary or in blank.

(d)                                 Each item of property (including a security, security entitlement, investment property, instrument or obligation, share, participation, interest, cash or other property whatsoever) credited to any Account shall be treated as a Financial Asset.  Until this Agreement shall terminate in accordance with the terms hereof, Collateral Agent shall have sole “control” (within the meaning of Section 8-106(d)(1) and (2) of the UCC) of all “security entitlements” (within the meaning of Section 8-102(a)(17) of the UCC) with respect to the Financial Assets credited to the Accounts.  All property delivered to the Securities Intermediary pursuant to this Agreement will be promptly credited to the Accounts.  If after receipt of a notice from Administrative Agent that an Event of Default has occurred and is continuing in accordance with Section 2.2(b), the Securities Intermediary shall receive any entitlement order from Collateral Agent directing transfer or redemption of any Financial Asset relating to any Account in accordance with this Agreement, the Securities Intermediary shall comply with such entitlement order without further consent by Borrower or any other Person.  Depositary hereby represents that it has not entered into, and agrees that, until the termination of this Agreement, it will not enter into, any agreement with any other Person in respect of any of the Accounts pursuant to which it would agree to comply with such entitlement orders, other orders or instructions made by such Person, (except as provided in the Energy Hedge Provider Control Agreement).

(e)                                  Deposit Accounts.  In the event that the Accounts are not considered “securities accounts” (within the meaning of Section 8-501(a) of the UCC) under any applicable Legal Requirement, the Accounts shall be deemed to be “deposit accounts” (within the meaning of Section 9-102(a)(29) of the UCC), which Collateral Agent shall maintain with Depositary acting not as a securities intermediary but as a “bank” (within the meaning of Section 9-102(a)(8) of the UCC).  Depositary shall not have title to the funds on deposit in the Accounts, and shall credit the Accounts with all receipts of interest, dividends and other income received on the property held in the Accounts.  Until this Agreement shall terminate in accordance with the terms hereof, Collateral Agent shall have sole “control” (within the meaning of Section 9-104(a)(2) and (3) of the UCC) of the Accounts, except as provided herein and in the Energy Hedge Provider Control Agreement.  All funds delivered to Depositary pursuant to this Agreement will be promptly credited to the Accounts.  If at any time Depositary shall receive any instruction from Collateral Agent  in accordance with this Agreement directing disposition of the funds in the Accounts in accordance with this Agreement, Depositary shall comply with such instruction without further consent by Borrower or any other Person.  Depositary hereby represents that it has not entered into, and agrees that, until the termination of this Agreement, it will not enter into, any agreement with any other Person in respect of any of the Accounts pursuant to which it would agree to comply with such instruction or other instructions made by such Person.

(f)                                    Dominion and Control.  In the event that the Accounts are not considered “securities accounts” or “deposit accounts” (each as defined in the UCC) under applicable Legal Requirements or a security interest cannot be granted and perfected in the Accounts under the UCC, then the Accounts and all property deposited therein shall be deemed under the dominion and control of Collateral Agent (except as provided herein and in the Energy Hedge Provider Control Agreement) and Depositary will act and will be deemed to be acting as Collateral Agent’s agent in respect of the Accounts for the purpose of maintaining such dominion and control for the purpose of the creation and perfection of security interests in favor of Collateral Agent.

(g)                                 Account Name Changes.  Depositary shall not change the name of or account number for any Account without the prior written consent of Administrative Agent, Collateral Agent and Borrower except for changes due to internal system modifications after which Depositary shall promptly notify Administrative Agent, Collateral Agent and Borrower.

(h)                                 Notwithstanding anything to the contrary contained herein, the Collateral Agent shall have a first-priority perfected security interest for the benefit of the First Lien Secured Parties in the Accounts and all amounts deposited therein or credited thereto and all other property or collateral described herein, subject to Permitted Liens.  In addition, all instructions and direction to be given under and pursuant to this Agreement shall, until termination of this Agreement in accordance with Article 6 hereof, be given solely by Collateral Agent or Borrower as provided herein without giving effect to any instruction or direction given by the Junior Creditor (as defined in the Energy Hedge Provider Control Agreement) under the Energy Hedge Provider Control Agreement or otherwise.

3.2                                 Certain Rights and Powers in Respect of Accounts and Funds.

3.2.1                        Rights to Accounts.  Borrower shall not make any withdrawal or transfer from any Account except in accordance with the terms and conditions of this Agreement, the Financing Agreement and the First Lien Collateral Documents.  Borrower shall not have any rights or powers with respect to the remittance of amounts credited to, the disbursement of credited amounts out of, or the investment of credited amounts in, the Accounts, except to have amounts credited thereto or invested in accordance with this Agreement, the Financing Agreement and the First Lien Collateral Documents, as applicable.

3.2.2                        Certain Additional Powers of Collateral Agent and Depositary.

(a)                                  Collateral Agent and, where appropriate, Depositary will have the right, but not the obligation, to:

(i)                                     refuse any item for deposit in any Account, which is not in accordance with this Agreement; and

(ii)                                  refuse to honor any request for transfer from any Account which is not consistent with this Agreement.

(b)                                 Borrower hereby irrevocably constitutes and appoints Collateral Agent as Borrower’s true and lawful attorney-in-fact, with full authority in the place and stead of Borrower and in the name of Borrower from time to time in the discretion of Collateral Agent, if an Event of Default shall have occurred and be continuing, to take any action and to execute any instrument which Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including:

(A)                              to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Accounts or the proceeds of financial assets held therein or credited thereto;

(B)                                to receive, endorse, and collect any drafts or other instruments, documents and chattel paper, in connection with clause (i) above;

(C)                                to file any claims or take any action or institute any proceedings which Collateral Agent may deem necessary or desirable for the collection of any of the Accounts or the proceeds of financial assets held therein or credited thereto or otherwise to enforce the rights of Collateral Agent with respect to any of the Accounts or the proceeds of financial assets held therein or credited thereto, provided that, with respect to this clause (C), such rights shall be exercised in accordance with Section 3.7; and

(D)                               to perform the affirmative obligations of Borrower hereunder.

Borrower hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section 3.2.2 is irrevocable and coupled with an interest.

(c)                                  With respect to the powers and rights granted to Collateral Agent in Article 5, notwithstanding the absence of any Default or Event of Default, Borrower hereby constitutes and appoints Collateral Agent as Borrower’s true and lawful attorney-in-fact with full authority in the place and stead of Borrower and in the name of Borrower to make the direct payments as specified and as permitted in such Article 5; and this power of attorney shall be deemed to be a power coupled with an interest and shall be irrevocable.  No further direction or authorization from Borrower shall be necessary to warrant or permit Collateral Agent to direct such payments in accordance with the foregoing sentence and Article 5.

(d)                                 The powers conferred on Collateral Agent hereunder are solely to protect its interest (on behalf of the Secured Parties) in the Accounts and the proceeds of financial assets held therein or credited thereto and shall not impose any duty on Collateral Agent to exercise any such powers.  Except for the reasonable care of any Account or Permitted Investment in its possession or under its control (as the case may be), the performance of its respective obligations hereunder or the other Financing Documents, and the accounting for moneys actually received by it hereunder, Collateral Agent shall have no duty as to any Account or the proceeds of financial assets held therein or credited thereto, or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any such Account or proceeds.  Each of Depositary and Collateral Agent is required to exercise reasonable care in the custody and preservation of any Account in its possession or under its control (as the case may be); provided, however, that (i) Depositary in any event shall be deemed to have exercised reasonable care in the custody and preservation of any Account if it takes such action for that purpose as Collateral Agent or, at times other than upon the occurrence and during the continuance of any Event of Default, Borrower reasonably requests in writing (and in accordance with the terms of this Agreement) or otherwise acts in accordance with the requirements of Section 3.6.3, and (ii) Collateral Agent in any event shall be deemed to have exercised reasonable care in the custody and preservation of any Account if it takes such action for that purpose as Borrower reasonably requests in writing (and in accordance with the terms of this

Agreement) at times other than upon the occurrence and during the continuance of any Event of Default.  Nothing in this Section 3.2 shall be construed as limiting Collateral Agent’s maintenance of “control” (within the meaning of Section 9-104(a)(2) and (3) or Section 8-106(d)(1) and (2), as applicable, of the UCC) over the Accounts.

3.3                                 Security Interest.

3.3.1                        Grant.  To secure the timely payment in full in cash of the First Lien Obligations, Borrower does hereby collaterally assign, grant and pledge to, and grant a Lien on, and security interest in favor of, Collateral Agent, on behalf of and for the sole and exclusive benefit of the First Lien Secured Parties in, all the estate, right, title, interest and security entitlements of Borrower, whether now owned or hereafter acquired, in all Accounts and in all financial assets including Permitted Investments held therein or credited thereto and all proceeds thereof, including all rights of Borrower to receive moneys due in respect of all Accounts, all claims with respect to any Account, all income or gain earned in respect of the financial assets held in or credited to any Account, all Insurance Proceeds, Eminent Domain Proceeds and payments described in Section 5.6 credited to or deposited in any Account, and all proceeds receivable or received when any Account is collected, exchanged or otherwise disposed of, whether voluntarily or involuntarily.  No Noble Entity shall have any rights or powers with respect the Accounts, the contents of the Accounts or any proceeds with respect thereto except as expressly provided in this Agreement.

3.3.2                        Acknowledgment.  Depositary hereby acknowledges the security interest in, and the pledge by Borrower to Collateral Agent, for the benefit of the Secured Parties, of all of Borrower’s security entitlements to the Accounts and all financial assets including Permitted Investments held therein or credited thereto and all proceeds thereof, and Depositary will so indicate on the records maintained by Depositary with respect to the Accounts.  Depositary agrees to hold all such security entitlements and financial assets in its custody and in trust for the purposes of, and on the terms set forth in, this Agreement.

3.4                                 Perfection; Further Assurances.  Borrower agrees that from time to time it shall promptly execute and deliver all instruments and documents, and take all actions, that may be reasonably necessary, or that Collateral Agent may reasonably request, in order to perfect and protect the assignments and security interests granted or intended to be granted hereby or to enable Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to the Accounts, all financial assets held therein or credited thereto and all proceeds thereof.  Without limiting the generality of the foregoing, Borrower hereby authorizes the filing of such financing or continuation statements, or amendments thereto, and shall execute and deliver such other instruments, endorsements or notices, as may be necessary or as Collateral Agent may reasonably request, in order to perfect and preserve the assignments and security interests granted or purported to be granted in accordance with this Agreement.

3.5                                 Other Liens; Adverse Claim.

(a)                                  Borrower represents and warrants that:

(i)                                     it has not assigned any of its rights under the Accounts except as permitted herein or by the other First Lien Collateral Documents and the Junior Security Documents;

(ii)                                  it has not executed and has no Knowledge of any effective financing statement, security agreement, control agreement or other instrument similar in effect covering all or any part of the Accounts, except such as may have been filed in connection with this Agreement or the other First Lien Collateral Documents, the Junior Security Documents, the Energy Hedge Provider Control Agreement and other Permitted Liens; and

(iii)                               it has full power and authority to grant a security interest in and assign its right, title and interest in the Accounts and all financial assets held therein or credited thereto and all proceeds thereof hereunder, subject to Permitted Liens.

(b)                                 Depositary represents and warrants that to its knowledge without any independent investigation there is no Lien on any of the Accounts other than Permitted Liens, other than the claims and interest of the parties as provided herein.  In the event that Depositary has or subsequently obtains by agreement, operation of law or otherwise a security interest in any Account or any security entitlement credited thereto other than Permitted Liens, Depositary hereby agrees that such security interest shall be subordinate to the security interest of Collateral Agent for the benefit of the Secured Parties.

(c)                                  Depositary represents and warrants that to its knowledge without any independent investigation it has no notice of any adverse claim to the financial assets deposited in or credited to the various Accounts or to security entitlements with respect thereto.

(d)                                 The financial assets credited to the Accounts shall not be subject to deduction, set-off, banker’s lien, or any other right in favor of any Person other than Collateral Agent (except for Permitted Liens and to the extent of returned items and chargebacks either for uncollected checks or other items of payment and transfers previously credited to one or more of the Accounts and Borrower and Collateral Agent hereby authorize Depositary to debit the relevant Accounts for such amount).

3.6                                 Duties and Certain Rights of Depositary.

3.6.1                        General.  The duties of Depositary shall be determined solely by the express provisions of this Agreement and no implied duties, covenants or obligations shall be read into this Agreement against Depositary.

3.6.2                        Negative Pledge.  Depositary hereby agrees that it shall not grant any security interests in the Accounts or the financial assets that it is obligated to maintain under this Agreement except such as may be granted in connection with this Agreement or the Permitted Liens.

3.6.3                        Degree of Care.  Depositary shall exercise at least the level of care it exercises with respect to its own funds and, in all events, reasonable care, in administering and accounting for amounts credited to the Accounts and the Permitted Investments purchased with such amounts.

3.6.4                        Action Upon Notices; Exercise of Judgment.  Depositary (a) may conclusively rely on a written notification from Collateral Agent or Borrower in determining whether a Default or an Event of Default has occurred, and (b) may conclusively rely on written notification from Administrative Agent, Collateral Agent or Borrower in determining whether the Term-Conversion Date, the Incomplete Turbine Completion Date, Completion or the Final Completion Date has occurred (it being acknowledged and agreed that if Depositary receives any conflicting notices, orders, requests, waivers, consents, receipts or other papers or documents hereunder, the applicable notice from Collateral Agent shall control in the absence of manifest error).  Depositary shall be permitted to conclusively rely and act upon any notice, order, request, waiver, consent, receipt or other paper or document (whether in its original or facsimile form) reasonably believed by Depositary to be signed by any Person stated above in this Section 3.6.4 or any other authorized Person.  Depositary shall not be liable for any error of judgment or for any act done or step taken or omitted by it in good faith or for any mistake of fact or law or for anything which Depositary may do or refrain from doing in connection herewith, except its own gross negligence or willful misconduct.  Depositary shall have duties only as set forth herein.

3.6.5                        Indemnification and Liability.

(a)                                  Borrower shall indemnify, defend and hold harmless Depositary and its officers, directors, shareholders, controlling persons, employees, and agents (collectively, the “Indemnitees”) from and against and reimburse the Indemnitees for any and all claims, obligations, liabilities, losses, damages, injuries (to person, property, or natural resources), penalties, actions, suits, judgments, costs and expenses (including reasonable attorney’s fees of a single counsel, plus a single local counsel if required, and additional counsel solely to the extent the Indemnitees have inconsistent or conflicting defenses or the circumstances giving rise to such indemnification would create an ethical conflict for such single counsel) of whatever kind or nature, whether or not well founded, meritorious or unmeritorious, demanded, asserted or claimed against any such Indemnitee (collectively, “Claims”) in any way relating to, or arising out of or in connection with this Agreement.

(b)                                 The foregoing indemnities shall not apply with respect to an Indemnitee, to the extent of a Claim arising as a result of the (i) gross negligence or willful misconduct of such Indemnitee (or such Indemnitee’s officers, directors, shareholders, controlling persons, employees and agents) as determined by a final non-appealable judgment of a court of competent jurisdiction, but shall continue to apply to all other Indemnitees or (ii) action or inaction (to the extent a duty to act existed on the part of such Indemnitee) of another Indemnitee.

(c)                                  The provisions of this Section 3.6.5 shall survive foreclosure under the Collateral Documents and satisfaction or discharge of the First Lien Obligations for Claims based upon facts or occurrences arising on or prior to the date of such satisfaction and discharge (notwithstanding that such Claim may not be asserted or known to an Indemnitee until a date subsequent to such satisfaction and discharge), and shall be in addition to any other rights and remedies of Depositary.

(d)                                 Any amounts payable by Borrower pursuant to this Section 3.6.5 shall be paid within thirty (30) days after Borrower receives a reasonably detailed written invoice for such amounts from any applicable Indemnitee, and if not paid within such thirty (30) day period shall bear interest at the Default Rate.

(e)                                  No Indemnitee shall settle any Claim unless Borrower has consented to such settlement.

3.6.6                        Court Orders.  Depositary is hereby authorized, in its reasonable discretion, to obey and comply with all writs, orders, judgments or decrees issued by any court or administrative agency affecting any money, documents or things held by Depositary.  Depositary shall not be liable to any of the parties hereto, their successors, heirs or personal representatives by reason of Depositary’s compliance with such writs, orders, judgments or decrees, notwithstanding that such writ, order, judgment or decree may later be reversed, modified, set aside or vacated.

3.6.7                        Resignation and Termination.

(a)                                  Depositary may at any time resign by giving notice to each other party to this Agreement, such resignation to be effective upon the appointment of a successor Depositary as provided below.  Collateral Agent (upon the direction of the Required First Lien Secured Parties) and, so long as no Event of Default has occurred or is continuing, with the prior written consent of Borrower, or Borrower (with the prior written consent of Collateral Agent acting upon the direction of the Required First Lien Secured Parties, not to be unreasonably withheld or delayed) may remove Depositary at any time by giving notice to each other party to this Agreement, such removal to be effective upon the appointment of a successor Depositary as provided below.

(b)                                 In the event of any resignation or removal of Depositary, a successor Depositary, which shall be a bank or trust company organized under the laws of the United States of America or of the State of New York, having a corporate trust office in New York and a capital and surplus of not less than $500,000,000, shall be appointed by Collateral Agent after, so long as no Event of Default has occurred and is continuing, approval from Borrower.  If no successor Depositary shall have been so appointed by Collateral Agent (with the consent of the Borrower unless an Event of Default shall have occurred and be continuing), or if such successor Depositary shall have not accepted such appointment, within thirty (30) days after the retiring Depositary’s giving of notice of resignation or the removal of the retiring Depositary, Collateral Agent may, on behalf of the Secured Parties, appoint a successor Depositary, which shall be a commercial bank having a corporate trust office in New York and a capital and surplus of not less than $500,000,000, unless, within twenty-one (21) days of such selection by Collateral Agent, so long as no Event of Default has occurred that is continuing, Borrower selects a different commercial bank to so act as Depositary, in which case the commercial bank so selected by Borrower shall become the successor Depositary.  If no successor Depositary has been appointed, Depositary may, at the expense of Borrower, petition a court of competent jurisdiction to appoint a successor Depositary.  Any such successor Depositary shall be capable of acting as a “securities intermediary” (within the meaning of Section 8-102(a)(14) of the UCC) and a “bank” (within the meaning of Section 9 102(a)(8) of the UCC) and shall deliver to each party to this Agreement a written instrument accepting such appointment and thereupon such successor Depositary shall succeed to all the rights and duties of Depositary under this Agreement and shall be entitled to receive the Accounts from the predecessor Depositary.  If Depositary consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business (including this transaction) or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Depositary so long as such new entity meets the criteria set forth in this Section 3.6.7(b).

(c)                                  Upon the replacement of Depositary hereunder, all investments and other amounts held by it or credited to Accounts pursuant to this Agreement shall be transferred to such successor Depositary.  In the event of the resignation or termination of Depositary, Depositary shall be entitled to its reasonable fees and expenses in accordance with Section 3.8 up to the time such resignation or termination becomes effective in accordance with this Section 3.6.7.

3.6.8                        Directions and Instructions to Depositary.  All written directions and instructions (which may be provided by facsimile or other electronic transmission) by Borrower, Collateral Agent or Administrative Agent to Depositary pursuant to this Agreement shall be executed by an authorized signatory (each, an “Authorized Signatory”) of Borrower, Collateral Agent or Administrative Agent, as applicable.  No person shall be deemed to be an Authorized Signatory of Borrower, Collateral Agent or Administrative Agent, unless such person is named on a certificate of incumbency delivered to Depositary on the Financial Closing Date or is otherwise named in a written notice signed by an Authorized Signatory and delivered by Borrower, Collateral Agent or Administrative Agent to Depositary at any time subsequent to the Financial Closing Date.

3.7                                 Remedies.  If an Event of Default shall have occurred and be continuing:

(a)                                  Collateral Agent may exercise in respect of the Accounts after written notice to Borrower, in addition to other rights and remedies provided for herein (including Section 2.2) or otherwise available to it, all the rights and remedies of a secured party under the UCC at that time and consistent with the provisions of the Intercreditor Agreement and the other Collateral Documents, including the right to proceed to protect and enforce the rights vested in it by this Agreement, to sell, liquidate or otherwise dispose of any or all of the Accounts, and to cause the Accounts to be sold, liquidated or otherwise disposed of, in each case in such manner as Collateral Agent may elect;

(b)                                 the proceeds of any financial assets credited to or held in any Account and all cash proceeds received by Collateral Agent in respect of any sale of, collection from or other realization upon all or any part of the Accounts may, in the discretion of Collateral Agent, then or at any time thereafter, be applied (after payment of any amounts payable to Depositary pursuant to the terms hereof) in whole or in part by Collateral Agent against all or any part of the First Lien Obligations in accordance with the Intercreditor Agreement; and

(c)                                  except as provided in Section 5.2(b), the Executed Withdrawal/Transfer Certificate directing any withdrawal or transfer from any Account shall be executed solely by Collateral Agent.

(d)                                 Any surplus of such amounts or proceeds remaining after payment in full in cash of all the First Lien Obligations shall be applied in accordance with the Intercreditor Agreement.  No right, power or remedy herein conferred upon or reserved to Collateral Agent or the other Secured Parties is intended to be exclusive of any other right, power or remedy and every such right, power and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right, power and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder or otherwise shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.  Resort to any or all security now or hereafter held by Collateral Agent or the other Secured Parties may be taken concurrently or successively and in one or several consolidated or independent judicial actions or lawfully taken nonjudicial proceedings, or both.

3.8                                 Costs, Expenses and Attorneys’ Fees.  Borrower agrees to pay to Depositary such fees and reasonable expenses, including the reasonable costs and expenses of Depositary’s counsel, on the terms and in the amounts set forth in The Bank of New York Fee Agreement.  In addition, except to the extent any reasonable costs and expenses of Depositary result from Depositary’s gross negligence or willful misconduct, Borrower shall pay Depositary all reasonable costs and expenses (including reasonable attorneys’ fees and expenses) incurred by Depositary in connection with (a)  the performance by Depositary of any of its agreements or obligations contained herein, (b) any exercise by Depositary of its rights or remedies hereunder or (c) the purchase by Depositary of Permitted Investments as contemplated by Section 2.3, in each case, together with interest thereon (to the extent permitted by law) computed at a rate per annum equal to the LIBO Rate from the date on which such costs or expenses are due and payable to the date of payment thereof within five (5) Banking Days of demand therefor.

ARTICLE 4

WITHDRAWAL AND TRANSFER PROCEDURES

4.1                                 Maintenance of Funds in Accounts; Withdrawals.  Until withdrawn or transferred pursuant to and in accordance with this Agreement, all amounts deposited into any Account shall be held in such Account.  All withdrawals and transfers from any Account shall be made in accordance with the provisions of Articles 4 and 5.

4.2                                 Withdrawal/Transfer Certificate.  Borrower shall not be entitled to request withdrawals or transfers of monies from any Account without having provided a Withdrawal/Transfer Certificate authorizing such withdrawal and/or transfer.  Except for transfers made by Collateral Agent or Depositary as permitted by this Agreement, withdrawals or transfers from any Account shall be made by Depositary following receipt of (and in accordance with) a Withdrawal/Transfer Certificate signed by Borrower and countersigned by Collateral Agent (such countersignature not to be unreasonably withheld or delayed) (an “Executed Withdrawal/Transfer Certificate”).  Each Withdrawal/Transfer Certificate shall request withdrawals and transfers to and from Accounts in accordance with Article 5.

4.3                                 Delivery of Certificates.

(a)                                  Delivery to Agents and Form of Withdrawal/Transfer Certificate and Distribution Certificate.  At least three (3) Banking Days prior to any withdrawal or transfer from any Account, Borrower shall deliver to Collateral Agent:

(i)                                     a Withdrawal/Transfer Certificate signed by an Authorized Officer of the Borrower specifying:

(A)                              each Account from which a withdrawal or transfer is requested and, in the case of any transfer, the relevant Account(s) or Distributable Cash Account to which, and/or other Person(s) to whom, such transfer is to be made;

(B)                                the amount requested to be withdrawn or transferred from each such Account;

(C)                                the relevant date on which such withdrawal or transfer is to be made (which date shall be in accordance with the provisions of Article 5);

(D)                               the purpose for which the amount so withdrawn or transferred is to be applied (if not evident from the nature of the payment or identity of the intended payee); and

(E)                                 all other information required to be provided in such Withdrawal/Transfer Certificate under, or to evidence compliance with, the relevant provisions of Articles 4 and 5.

(ii)                                  in the event that the applicable Withdrawal/Transfer Certificate shall request any transfers, payments or withdrawals constituting Restricted Payments, a Distribution Certificate.

(b)                                 Collateral Agent’s Review of Certificates; Delivery to Depositary.

(i)                                     In the event that, prior to the relevant date of withdrawal or transfer, Collateral Agent shall reasonably determine that either or both:  (A) any amounts specified in a Withdrawal/Transfer Certificate (or an amended Withdrawal/Transfer Certificate, as applicable) have been incorrectly calculated; and/or (B) such Withdrawal/Transfer Certificate (or an amended Withdrawal/Transfer Certificate, as applicable) fails to satisfy the requirements of the provisions of the Financing Documents, Collateral Agent shall notify Borrower promptly but in no case later than two (2) Banking Days following Collateral Agent’s receipt of such Withdrawal/Transfer Certificate and shall return such Withdrawal/Transfer Certificate to Borrower with the reason for its determinations noted thereon.  Borrower may resubmit any such Withdrawal/Transfer Certificate with corrections addressing the concerns noted by the Collateral Agent.

(ii)                                  Collateral Agent shall countersign any Withdrawal/Transfer Certificate (or any amended or corrected Withdrawal/Transfer Certificate, as applicable) that meets the requirements of this Agreement, and furnish a copy of such Executed Withdrawal/Transfer Certificate (or such amended or corrected certificate, as applicable)

to Depositary (with a copy to Borrower) at least one (1) Banking Day prior to the requested withdrawal/transfer date and instruct Depositary to implement such Executed Withdrawal/Transfer Certificate (or such amended or corrected certificate, as applicable) in accordance with Section 4.3(b)(iii) and the other provisions of this Agreement.

(iii)                               Implementation of Withdrawal/Transfer Certificate.  Except as otherwise provided in this Agreement, following receipt of an Executed Withdrawal/Transfer Certificate, Depositary shall pay or transfer the amount(s) specified in such Executed Withdrawal/Transfer Certificate by making such payment or transfer not later than the close of business New York time on the date set out in such Executed Withdrawal/Transfer Certificate for such payment or transfer (or if such certificate is not received by Depositary at least one (1) Banking Day prior to such date of withdrawal or transfer, by the close of business New York time on the next succeeding Banking Day following delivery of such Executed Withdrawal/Transfer Certificate to Depositary).

ARTICLE 5

APPLICATION OF FUNDS

5.1                                 Construction Account.

(a)                                  As contemplated by Section 2.1, on or prior to the Financial Closing Date, Depositary shall establish in the name of the Collateral Agent at Depositary an account entitled “New York 2008 Portfolio Wind Generation Projects – Construction Account” (the “Construction Account”).  The proceeds of all Construction Loans and all Test Revenues shall be deposited into the Construction Account.

(b)                                 Funds in the Construction Account shall be applied by disbursement by Depositary pursuant to an Executed Withdrawal/Transfer Certificate or as otherwise specified in Article 4 (provided that any such disbursements from the Construction Account made after the Term-Conversion Date shall be subject to the conditions set forth in clause (f) below):

(i)                                     for the payment of Project Costs; or

(ii)                                  to the Project Company Construction Accounts for payment, or reimbursement of prior payment, of Project Costs.

(c)                                  Funds in the Project Company Construction Accounts shall be applied by disbursement by Depositary pursuant to an Executed Withdrawal/Transfer Certificate or as otherwise specified in Article 4:

(i)                                     to the applicable Construction Working Capital Account for the reimbursement of Project Costs that have been evidenced by (A) an invoice (open or paid) or (B) other evidence of payment of Project Costs, which solely with respect to clause (B), are reasonably satisfactory to Administrative Agent; or

(ii)                                  to the EPC Contractor Construction Account or such other entity or account indicated in such Executed Withdrawal/Transfer Certificate for the payment of Project Costs.

(d)                                 Funds in the EPC Contractor Construction Account shall be applied by disbursement by Depositary pursuant to an Executed Withdrawal/Transfer Certificate or as otherwise specified in Article 4, to the account of the EPC Contractor or such other entity or account indicated in such Executed Withdrawal/Transfer Certificate for the payment of Project Costs.

(e)                                  In furtherance thereof, Borrower agrees that, upon the occurrence and during the continuance of an Event of Default, (i) Depositary, at the direction of Collateral Agent, may transfer any or all of the sums in the Construction Account, the Construction Working Capital Accounts, Project Company Construction Accounts and EPC Contractor Construction Account into the account of the applicable Contractors, or any other materialmen or subcontractors in payment of amounts due and owing to such party from any Noble Entity without further authorization from Borrower, (ii) Collateral Agent may direct Depositary to make such direct payments and (iii) no further direction or authorization from Borrower shall be necessary to warrant or permit Collateral Agent to direct Depositary to make such direct payments.

(f)                                    Collateral Agent and Depositary shall have the right, but not the obligation, to (i) upon the occurrence and during the continuation of an Event of Default, supply any missing endorsements of any Noble Entity or Noble Environmental that are not supplied after a written request by Collateral Agent and to pay and charge items payable by Depositary pursuant to and  in accordance with this Article 5; (ii) refuse to honor any check drawn on any Account which does not sufficiently identify the work or materials covered by the check, or which conflicts with this Agreement, the Intercreditor Agreement or the Financing Agreement, or which has been improperly filled out or endorsed; (iii) create and charge to the applicable Account overdrafts and all applicable charges under The Bank of New York Fee Agreement related to the Accounts; (iv) remit copies of checks and other items related to the Accounts with statements instead of the originals which may be retained by Depositary; and (v) upon the occurrence and during the continuation of an Event of Default, pay First Lien Obligations and amounts under the Project Documents (A) owing and past due after any applicable grace period and (B) not being contested in good faith by any Noble Entity, in accordance with this Agreement, the Intercreditor Agreement and the Financing Agreement.  Collateral Agent shall promptly notify Borrower of any of the above actions.

(g)                                 On the Term-Conversion Date, after application of the Borrowings described in Section 3.3(a) of the Financing Agreement, the proceeds of the Final Drawing and all amounts remaining in the Construction Account (other than the proceeds of the Term Loan, if any, made on the Term-Conversion Date pursuant to Section 2.12 of the Financing Agreement and any other amounts to be applied to the payment of Project Costs in respect of Incomplete Turbines (if any)) shall be deposited, pursuant to an Executed Withdrawal/Transfer Certificate into the Operating Account; provided, however, that and, unless an Event of Default has occurred and is continuing as of such date, the Noble Base Equity Excess Amount, if any, shall be released to an unrestricted account designated by Borrower irrespective of the conditions set forth in Section 6.6 of the Financing Agreement.  On the Incomplete Turbine Completion Date, all amounts remaining in the Construction Account, the Project Company Construction Accounts and/or the EPC Contractor Construction Account shall be deposited pursuant to an Executed Withdrawal/Transfer Certificate, into the Operating Account (or, to the extent required pursuant to Section 2.12(f) of the Financing Agreement, to the prepayment of the Term Loan as provided therein); provided, however, that and, unless an Event of Default has occurred and is continuing as of such date, the Noble Base Equity Excess Amount, if any, shall be released to an unrestricted account designated by Borrower irrespective of the conditions set forth in Section 6.6 of the Financing Agreement.

(h)                                 At all times after the Term-Conversion Date and until the Incomplete Turbine Completion Date, the disbursement of amounts on deposit in the Construction Account shall be subject to the following conditions (in addition to the other conditions specified herein for such disbursements):

(i)                                     Administrative Agent shall have received a certificate from Borrower, substantially in the form attached as Exhibit G-1 to the Financing Agreement, dated the date such Borrowing is proposed to be made, certifying to the matters set forth in Section 3.4 of the Financing Agreement as of the date of such disbursement;

(ii)                                  not less than four (4) Banking Days prior to the date proposed for such disbursement, Borrower shall provide Administrative Agent with a certificate, dated the date such Borrowing is to be made and signed by Borrower, substantially in the form of Exhibit D-4 to the Financing Agreement and (ii) not less than four (4) Banking Days prior to the date proposed for such disbursement, the Independent Engineer shall have received all necessary information from Borrower and the EPC Contractors and shall have provided Administrative Agent with a certificate of the Independent Engineer, in substantially the form of Exhibit D-6 to the Financing Agreement;

(iii)                               after taking into consideration the disbursement being requested, Available Construction Funds shall not be less than the aggregate unpaid amount of Project Costs estimated by the Independent Engineer as necessary to cause Completion of the Incomplete Turbines and Final Completion with respect to all of the Projects in all material respects in accordance with all Legal Requirements and the Construction Contracts on or prior to a date not later than the Initial Repayment Date and the Final Completion Date, respectively;

(iv)                              Borrower shall provide a “date down” endorsement to the Title Policies, which endorsement shall increase the coverage of the Title Insurance Policies by the amount of such disbursement, amend the effective date of the Title Insurance Policies to the date of such Borrowing and continue to insure the first priority lien of the Mortgages subject to no Liens or encumbrances, other than Permitted Liens;

(v)                                 Borrower shall have delivered to Administrative Agent duly executed acknowledgments of payments and lien waivers in the form attached as Exhibit D-8 to the Financing Agreement (or in such other form reasonably satisfactory to Administrative Agent), from each applicable Contractor and its subcontractors and materialmen for all work, services and materials, including equipment and fixtures of all kinds, done, previously performed or furnished which were the subject of disbursements from the Construction Account since the Term-Conversion Date and prior to the requested disbursement; provided, that with respect to any disbursement, lien waivers shall not be required from (i) the Turbine Supplier, unless such lien waivers are delivered by the Turbine Supplier under the Turbine Supply Agreement or (ii) subcontractors and materialmen with respect to a contract, subcontract or purchase order with a value of less than $1,000,000; and

(vi)                              all Applicable Permits required to have been obtained by the date of such disbursement shall have been issued and shall be in full force and effect and reasonably satisfactory in form and substance to Administrative Agent and, except as set forth on Exhibit H-2 to the Financing Agreement, not subject to (x) any unsatisfied condition that must be satisfied prior to the Permit becoming effective or (y) any pending or threatened appeal or other proceedings, except in each case that could not reasonably be expected to result in a Material Adverse Effect.

5.2                                 Operating Account.  As contemplated by Section 2.1, on or prior to the Financial Closing Date, Depositary shall establish in the name of the Collateral Agent at Depositary an account entitled “New York 2008 Portfolio Wind Generation Projects – Operating Account” (the “Operating Account”).  Except as provided in Article 5 hereof or Articles 3 and 4 of the Intercreditor Agreement, all Project Revenues and other amounts as required pursuant to the Financing Documents shall be deposited in the Operating Account.

(a)                                  So long as no Event of Default has occurred and is continuing, funds in the Operating Account shall be applied by disbursement or internal account transfer by Depositary pursuant to an Executed Withdrawal/Transfer Certificate or as otherwise specified in Article 4, in each case at the following times and in the following order of priority:

(i)                                     from time to time, (A) but no more frequently than twice per month, to the payment of (i) any amounts payable or due within the next thirty (30) days pursuant to the IDA Documents and (ii) thereafter other O&M Costs currently payable or due within the next thirty (30) days and with respect to which funds have not already been withdrawn from the Operating Account, and (B) but no more frequently than once per month, to the Operations Working Capital Account, provided that in no event shall the aggregate amount on deposit in the Operations Working Capital Account exceed one-sixth (1/6) of the aggregate annual O&M Costs as set forth in the then current Annual Operating Budget, or such other amount as Administrative Agent and Collateral Agent may reasonably agree, (such amount, the “Working Capital Cap”);

(ii)                                  after making each applicable withdrawal and transfer above, from time to time, to the payment of all fees, costs, charges, Interest Fix Fees and any other amounts (other than as specifically described below in this Section 5.2(a)) due and payable to Administrative Agent, Collateral Agent, LC Fronting Bank, Depositary, the Counterparties and the Lenders in connection with this Agreement, the Financing Agreement and the other Financing Documents;

(iii)                               after making each applicable withdrawal and transfer above, from time to time, to the payment by Borrower of Settlement Amounts (if any), and other payments required to be paid by Borrower pursuant to the Energy Hedge Agreement (if any), in each case other than Other Credit Support Payments, Termination Payments, and Tracking Account Payments;

(iv)                              after making each applicable withdrawal and transfer above, from time to time, to the pro rata payment of interest on the Loans, Cash Collateral Loans, DSRA LC Loans, Project Agreement LC Loans and the Energy Hedge LC Loans then due and owing and payments then due and owing by Borrower pursuant to the Interest Rate Agreements, if any;

(v)                                 after making each applicable withdrawal and transfer above, on Repayment Dates, to the pro rata repayment of (A) the principal of the Loans or Cash Collateral Loans then due and payable, (B) and any outstanding principal on the Project Agreement Cash Collateral Loans, Energy Hedge LC Loans and Project Agreement LC Loans then due and payable, and (C) Other Credit Support Payments, Termination Payments and, following the Termination Date (as defined in the Energy Hedge Agreement), the Tracking Account Payments, in each case solely to the extent then due and payable by Borrower; provided, however, that (i) such Other Credit Support Payments, Termination Payments and the Tracking Account Payments constitute the Energy Hedge Provider First Lien Obligations under the Intercreditor Agreement as of the applicable dates and (ii) the aggregate amount withdrawn pursuant to this clause (v)(C) shall not exceed $45,000,000;

(vi)                              after making each applicable withdrawal and transfer above, from time to time, to the payment of any outstanding Reimbursement Obligations;

(vii)                           after making each applicable withdrawal and transfer above, on Repayment Dates, to the pro rata payment of the principal of any DSRA Cash Collateral Loans or DSRA LC Loans until repaid in full;

(viii)                        after making each applicable withdrawal and transfer above, from time to time, to the payment of any other Obligations then due and payable under the Financing Agreement, including any LC Loans then outstanding (together with all fees, interest and other amounts then due and payable with respect to such LC Loans);

(ix)                                after making each applicable withdrawal and transfer above, on the Repayment Dates following the Termination Date (as defined in the Energy Hedge Agreement), to the payment of Other Credit Support Payments and Termination Payments and the payment of Tracking Account Payments then due and payable by Borrower, in an amount equal to (x) fifty percent (50%) multiplied by any amounts remaining in the Operating Account after giving effect to each applicable withdrawal and transfer above, minus (y) the amount of Other Credit Support Payments, Termination Payments and Tracking Account Payments paid on the applicable date pursuant to clause (v)(C) above; provided, however, that (i) such Other Credit Support Payments, Termination Payments and Tracking Account Payments constitute the Energy Hedge Provider First Lien Obligations under the Intercreditor Agreement as of the applicable dates and (ii) the aggregate amount withdrawn pursuant to clause (v)(C) and this clause (ix) shall not exceed $45,000,000;

(x)                                   after making each applicable withdrawal and transfer above, on Repayment Dates, to the maintenance of the O&M and CapEx Reserve Account pursuant to Section 5.3(b);

(xi)                                after making each applicable withdrawal and transfer above, on the Term-Conversion Date and on Repayment Dates, to the maintenance of the Debt Service Reserve Account pursuant to Section 5.3(c);

(xii)                             after making each applicable withdrawal and transfer above, from time to time, to the payment of any Upwind Array Event Amount due and owing under the terms of the Financing Agreement;

(xiii)                          after making each applicable withdrawal and transfer above, from time to time, to the mandatory prepayments payable under Section 2.4(g)(ii) of the Financing Agreement (except for payments with respect to any Upwind Array Event Amount);

(xiv)                         after making each applicable withdrawal and transfer above, to the  payment of taxes due and payable by any Member solely as permitted by Section 6.6(ii) of the Financing Agreement;

(xv)                            after making each applicable withdrawal and transfer above, to the payment of any fees then due and payable by the Project Companies to their counterparties under the O&M Agreements, Management Services Agreements and the Spare Parts Agreements;

(xvi)                         after making each applicable withdrawal and transfer above, on the Distribution Dates and to the extent permitted under Section 5.3(f)(i), to the Class A Distribution Reserve Account pursuant to Section 5.3(f)(i);

(xvii)                      after making each applicable withdrawal and transfer above, on the Repayment Dates following the Termination Date (as defined in the Energy Hedge Agreement), to the payment of Other Credit Support Payments and Termination Payments and payment or prepayment of Tracking Account Payments, in an amount equal to (x) fifty percent (50%) multiplied by any amounts remaining in the Operating Account after giving effect to each applicable withdrawal and transfer above, minus (y) the amount of Other Credit Support Payments, Termination Payments and Tracking Account Payments paid on the applicable date pursuant to clause (v)(C) above and clause (ix) above;

(xviii)                   after making each applicable withdrawal and transfer above, on the Distribution Dates and to the extent permitted under Section 5.3(d)(ii)(A), other than any Distributable Cash, to the Distribution Reserve Account pursuant to Section 5.3(d); and

(xix)                           after making each applicable withdrawal and transfer above, on the Distribution Dates and provided that (i) the withdrawal and transfer specified below in this clause (xix) is not in violation of Article 5 or prior to the full funding of all Accounts (other than the Distribution Reserve Account) in accordance with Article 5, (ii) no Event of Default has occurred and is continuing and (iii) the Initial Repayment Date has occurred, to the Distributable Cash Account (such amounts, collectively the “Distributable Cash”).  If distributions to the Distributable Cash Account are not permitted because the conditions in the preceding sentence have not been satisfied, remaining amounts shall be retained in the Distribution Reserve Account and applied in accordance with Section 5.3(d).  For the avoidance of doubt, any indemnification obligations of Borrower under Section 6.02 of the Equity Capital Contribution Agreement and Article 9 and Section 13.02 of the LLC Agreement shall be paid solely out of Distributable Cash.

(b)                                 Upon the occurrence and during the continuance of an Event of Default other than a “Forbearance Default” (as such term is defined in the Forbearance Agreement or the Energy Hedge Provider Forbearance Agreement), funds in the Operating Account shall be applied at the following times and in the following order of priority by disbursement by Depositary pursuant to an Executed Withdrawal/Transfer Certificate or as otherwise specified in Article 4, directly to the Person entitled thereto or to any Account (it being acknowledged and agreed that Borrower shall be permitted to submit any Withdrawal/Transfer Certificate or otherwise direct any application of funds on deposit in the Operating Account or any other Account, unless prohibited by the Majority Lenders, in which case, the Executed Withdrawal/Transfer Certificate shall be executed and delivered to Depositary solely by Collateral Agent):

(i)                                     from time to time, (A) but no more frequently than once per month, to the payment of (i) any amounts currently payable pursuant to the IDA Documents and (ii) thereafter other O&M Costs currently payable, in each case with respect to which funds have not already been withdrawn from the Operating Account and (B) but no more frequently than once per month, to the Operations Working Capital Account, provided that in no event shall the aggregate amount on deposit in the Operations Working Capital Account exceed the Working Capital Cap;

(ii)                                  after making each applicable withdrawal and transfer above (unless the Majority Lenders shall have directed otherwise in which case such withdrawal and transfer shall not be required), funds in the Operating Account shall be applied at the direction of Collateral Agent in accordance with Section 4.1 of the Intercreditor Agreement.

(c)                                  If insufficient funds are available from Project Revenues or otherwise to pay the costs, payments or First Lien Obligations due and payable in accordance with Section 5.2(a)(i) through (ix) above, Borrower and Collateral Agent may direct the Depositary to transfer funds sufficient to satisfy such costs, payments or First Lien Obligations (if such funds are available) (i) first, from the Distribution Reserve Account, O&M and CapEx Reserve Account, Operations Working Capital Account and Completion Reserve Account to pay any amounts due and payable pursuant to the IDA Documents, (ii) second, from the Distribution Reserve Account, O&M and CapEx Reserve Account, Operations Working Capital Account and Completion Reserve Account to pay Debt Service and other First Lien Obligations due and payable, (iii) third, from the Operations Working Capital Account to the Operating Account pursuant to

Section 5.3(a)(v)(B) and (iv) fourth, from the Debt Service Reserve Account to pay Debt Service due and payable.

5.3                                 Other Accounts.

(a)                                  Working Capital Accounts.

(i)                                     Construction Working Capital Accounts.  On or prior to the Financial Closing Date, Borrower shall establish four deposit and checking accounts, in the name of the Account Holder listed in the first column below and each to be referred to herein by the defined term provided in the third column below, with Citizens Bank of Connecticut or another bank reasonably acceptable to Collateral Agent (the “Working Capital Account Bank”) as follows:

Account Holder	Name of Account at Depositary	Defined Term for Account	Initial Deposit

NAW	New York 2008 Portfolio Wind Generation Projects – Construction Working Capital Account of Noble Altona Windpark, LLC	“Altona Construction Working Capital Account”	$2,000,000

NCW	New York 2008 Portfolio Wind Generation Projects – Construction Working Capital Account of Noble Chateaugay Windpark, LLC	“Chateaugay Construction Working Capital Account”	$2,000,000

NWW	New York 2008 Portfolio Wind Generation Projects – Construction Working Capital Account of Noble Wethersfield Windpark, LLC	“Wethersfield Construction Working Capital Account”	$2,000,000

(ii)                                  On the Financial Closing Date, each Construction Working Capital Account shall have on deposit the amount listed in the corresponding Initial Deposit column in Section 5.3(a)(i) above.  On or prior to the Financial Closing Date, Borrower shall cause the Working Capital Account Bank to enter into the Control Agreements (Project Companies).  Borrower shall not, and shall not permit the Project Companies to, move, close or modify the Construction Working Capital Accounts except as provided herein.

(iii)                               Borrower acknowledges that amounts retained in the Construction Working Capital Accounts constitute Collateral and that Borrower shall be entitled to withdraw amounts from the Construction Working Capital Accounts to (A) pay, or reimburse for the prior payment of, Project Costs that are consistent with the applicable Project Budget (as may be modified pursuant to the Financing Agreement) then in effect and which have become due and payable or (B) deposit such amounts in the Construction Account for application in accordance with Section 5.1.  Amounts transferred to the Construction Working Capital Accounts for the payment, or reimbursement for the payment, of such Project Costs which are not, for any reason, applied to the payment, or reimbursement, of Project Costs may be retained in the Construction Working Capital Accounts for application to the next succeeding month’s Project Costs consistent with the then applicable Project Budget; provided, however, that upon the Term-Conversion Date, all amounts in the Construction Working Capital Accounts (other than amounts to be applied to the payment of Project Costs in respect of Incomplete Turbines) shall be transferred to the Operations Working Capital Account.  All earnings on amounts credited to the Construction Working Capital Accounts (including Permitted Investments held in or credited to the Construction Working Capital Accounts) shall accrue to the respective Construction Working Capital Accounts.

(iv)                              At any time, Borrower may establish a single deposit and checking account with respect to the Projects (the “Operations Working Capital Account”, together with the Construction Working Capital Accounts, the “Working Capital Accounts”) with the Working Capital Account Bank.  On or prior to the date the Operations Working Capital Account is so established, Borrower shall cause the Working Capital Account Bank to enter into a Control Agreement (Operations) and to agree, pursuant to such Control Agreement (Operations), to comply with the terms and conditions set forth in clause (vii) below.  Borrower shall not move, close or modify the Operations Working Capital Account without the prior written consent of Administrative Agent and Collateral Agent, such consent not to be unreasonably withheld or delayed.

(v)                                 Borrower acknowledges that amounts retained in the Operations Working Capital Account constitute Collateral and that Borrower shall be entitled to withdraw amounts from the Operations Working Capital Account to (A) pay O&M Costs that are consistent with the Annual Operating Budgets (as may be modified pursuant to Section 5.10(b) of the Financing Agreement) then in effect and which have become due and payable or (B) re-deposit such amounts in the Operating Account for application in accordance with Section 5.2.  Amounts transferred to the Operations Working Capital Account for the payment of such O&M Costs which are not, for any reason, applied to the payment of O&M Costs may be retained in the Operations Working Capital Account for application to the next succeeding month’s O&M Costs consistent with the then applicable Annual Operating Budget; provided, however, that at no time shall (x) the aggregate amount in the Operations Working Capital Account exceed the Working Capital Cap or (y) amounts be transferred to the Operations Working Capital Account except in accordance with Section 5.2(a)(i)(B).  All earnings on amounts credited to the Operations Working Capital Account (including Permitted Investments held in or credited to the Operations Working Capital Account) shall accrue to the Operations Working Capital Account.

(vi)                              Borrower shall execute and deliver such documents and instruments as Collateral Agent shall reasonably request in order to grant Collateral Agent, for the benefit of the Secured Parties, a perfected first priority Lien (subject to Permitted Liens) in the Working Capital Accounts.  Borrower shall not have any rights or powers to direct or control activities with respect to the Working Capital Accounts except to have funds therein invested and/or disbursed in accordance with this Agreement.  Upon the occurrence and during the continuance of an Event of Default, Collateral Agent shall have all rights and powers with respect to the Working Capital Accounts and the contents of the Working Capital Accounts as it has with respect to any other Collateral and may apply such amounts in accordance with the provisions of Section 4.1 of the Intercreditor Agreement.  The Working Capital Accounts and the amounts held thereunder (including Permitted Investments therein) shall be at all times under the exclusive control of Collateral Agent pursuant to Section 9-104(a)(2) of the UCC, except as provided in the Energy Hedge Provider Control Agreement.

(b)                                 O&M and CapEx Reserve Account.

(i)                                     As contemplated by Section 2.1, on or prior to the Term-Conversion Date, Depositary shall establish in the name of the Collateral Agent at Depositary an account entitled “New York 2008 Portfolio Wind Generation Projects – O&M and CapEx Reserve Account” (the “O&M and CapEx Reserve Account”).  Borrower may withdraw amounts from the O&M and CapEx Reserve Account pursuant to an Executed Withdrawal/Transfer Certificate to pay amounts due under the IDA Documents and other O&M Costs and fees, costs, charges and other amounts due in connection with operation and maintenance of any Project in the event that Project Revenues or other amounts in the Operating Account are insufficient therefor or as otherwise specified herein.  Notwithstanding the foregoing, upon the occurrence and during the continuance of an Event of Default, Collateral Agent shall be entitled to withdraw amounts from the O&M and CapEx Reserve Account to pay (x) any amounts due and payable pursuant to the IDA Documents (y) outstanding First Lien Obligations that are due and payable and (z) other O&M Costs and fees, costs, charges and other amounts (in addition to those described in clause (x) above), due and payable in connection with the operation and maintenance of any Project (pursuant to an Executed Withdrawal/Transfer Certificate executed and delivered to Depositary solely by Collateral Agent with a copy to Borrower), in each case in the event that Project Revenues or other amounts in the Operating Account are insufficient therefor.  Amounts on deposit in the O&M and CapEx Reserve Account may also be applied toward the payment of the outstanding Energy Hedge LC Loan.

(ii)                                  Beginning on the Initial Repayment Date, and continuing on each Repayment Date thereafter, Borrower shall, pursuant to an Executed/Withdrawals Transfer Certificate, deposit into the O&M and CapEx Reserve Account, all Project Revenues or other amounts in the Operating Account in excess of the amounts applied pursuant to Section 5.2(a)(i) through (ix), in the amount required to fund the O&M and CapEx Reserve Account to the O&M and CapEx Reserve Target Level, and (y) on the second, third and fourth Repayment Dates, an amount equal to the amount of any shortfall(s) in achieving the O&M and CapEx Reserve Target Level required at the previous Repayment Date.

(iii)                               In the event that on any Repayment Date the amounts on deposit in the O&M and CapEx Reserve Account exceed the O&M and CapEx Reserve Target Level (except if such excess is a result of the deposit made pursuant to Section 5.2(a)(x), then

Borrower may pursuant to an Executed Withdrawal/Transfer Certificate cause all such excess amounts to be deposited into the Operating Account for application in accordance with Section 5.2(a).

(c)                                  Debt Service Reserve Account.

(i)                                     As contemplated in Section 2.1, on or prior to the Term-Conversion Date, Depositary shall establish in the name of the Collateral Agent at Depositary an account entitled “New York 2008 Portfolio Wind Generation Projects - Debt Service Reserve Account” (the “Debt Service Reserve Account”).  On the Term-Conversion Date, Borrower shall deposit or cause to be deposited into the Debt Service Reserve Account an amount equal to the DSRA Minimum Balance (minus the undrawn Stated Amount of any Acceptable DSRA LC posted as of such date).  On each Repayment Date, Borrower shall cause to be deposited into the Debt Service Reserve Account pursuant to an Executed Withdrawal/Transfer Certificate all Project Revenues or other amounts in the Operating Account in excess of the amounts applied pursuant to Section 5.2(a)(i) through (x) until the amount deposited therein equals the DSRA Minimum Balance (minus the undrawn Stated Amount of any Acceptable DSRA LC posted as of such date).

(ii)                                  Unless and until an Event of Default shall have occurred and be continuing, Borrower shall be permitted to withdraw amounts from the Debt Service Reserve Account pursuant to an Executed Withdrawal/Transfer Certificate to pay fees, costs, charges and other amounts due to Administrative Agent, Collateral Agent and the other Lenders and to pay amounts of principal and interest due under the Loans in the event that Project Revenues or other amounts in the Operating Account are insufficient therefor.  Upon the occurrence and during the continuance of an Event of Default, Collateral Agent shall be entitled to withdraw amounts from the Debt Service Reserve Account to pay fees, costs, charges and other amounts due to Administrative Agent, Collateral Agent and the other Obligations under and the Financing Agreement (pursuant to an Executed Withdrawal/Transfer Certificate executed and delivered solely by Collateral Agent) in the event that Project Revenues or other amounts in the Operating Account are insufficient therefor.  Amounts on deposit in the Debt Service Reserve Account may also be applied toward the payment of any outstanding Energy Hedge LC Loan or Project Agreement LC Loan.

(iii)                               At any time, unless an Event of Default shall have occurred and be continuing, Borrower shall be permitted to withdraw amounts from the Debt Service Reserve Account pursuant to an Executed Withdrawal/Transfer Certificate, transfer such amounts to the Distributable Cash Account and fund the Debt Service Reserve Account by providing to Collateral Agent, as named beneficiary thereof and in an amount equal to the then-applicable DSRA Minimum Balance, one or more Acceptable DSRA LCs, and the amount available for drawdown under such letter(s) of credit from time to time shall be credited toward satisfaction of the DSRA Minimum Balance.  If an Acceptable DSRA LC is then in place, to the extent necessary to make withdrawals from the Debt Service Reserve Account in accordance with this Section 5.3(c)(iii), Collateral Agent shall from time to time, first withdraw any amounts on deposit in the Debt Service Reserve Account and second draw on such Acceptable DSRA LC in accordance with the procedures and requirements thereof.

(iv)                              In the event that on any Repayment Date the amounts on deposit in the Debt Service Reserve Account (together with the amounts available to be drawn under Acceptable DSRA LCs) exceed the DSRA Minimum Balance, then Collateral Agent, upon the request of Borrower, by written instruction to the Depositary, shall cause all such excess amounts on deposit in the Debt Service Reserve Account to be deposited into the Operating Account for application in accordance with Section 5.2(a)(viii).

(d)                                 Distribution Reserve Account.

(i)                                     As contemplated by Section 2.1, on or prior to the Term-Conversion Date, Depositary shall establish in the name of the Collateral Agent at Depositary an account entitled “New York 2008 Portfolio Wind Generation Project - Distribution Reserve Account” (the “Distribution Reserve Account”).

(ii)                                  Applications Related to DSCR.

(A)                              If the Average Annual Debt Service Coverage Ratio calculated as of a Repayment Date (or as of the immediately preceding Repayment Date if such calculation shall be furnished on a date other than a Repayment Date) pursuant to Section 5.19 of the Financing Agreement is less than (1) during the period between the Term-Conversion Date and until the tenth (10th) anniversary of the Term-Conversion Date, 1.20 to 1 or (2) during the period after the tenth (10th) anniversary of the Term-Conversion Date and until the Term Loan Maturity Date, 1.40 to 1, then Borrower shall cause to be deposited pursuant to an Executed Withdrawal/Transfer Certificate into the Distribution Reserve Account all Project Revenues or other amounts in the Operating Account in excess of the amounts applied in accordance with Section 5.2(a)(i) through (xix), and Borrower shall cause to be deposited pursuant to an Executed Withdrawal/Transfer Certificate such Project Revenues or other amounts from the Operating Account into the Distribution Reserve Account until such time as the Average Annual Debt Service Coverage Ratio shall be equal to or in excess of (1) during the period between the final Term Conversion Date and until the tenth (10th) anniversary of the Term-Conversion Date, 1.20 to 1 or (2) during the period after the tenth (10th) anniversary of the Term-Conversion Date and until the Term Loan Maturity Date, 1.40 to 1 (the “Distribution Reserve Requirement”).  Any amounts that have remained undisbursed in the Distribution Reserve Account for twenty-four (24) consecutive months, shall, on the next Repayment Date, be applied to the mandatory prepayment of Obligations as provided in Section 2.4(g) of the Financing Agreement (pursuant to an Executed Withdrawal/Transfer Certificate executed and delivered to Depository solely by Collateral Agent).

(B)                                Notwithstanding anything to the contrary herein, upon the occurrence and during the continuation of an Event of Default, all amounts then retained in the Distribution Reserve Account shall be applied to the prepayment of

First Lien Obligations as provided in Section 4.1 of the Intercreditor Agreement (pursuant to an Executed Withdrawal/Transfer Certificate executed and delivered to Depositary solely by Collateral Agent) if and to the extent that such First Lien Obligations are due and payable.  Notwithstanding anything to the contrary herein, from time to time, Borrower and Collateral Agent may direct Depositary to withdraw pursuant to an Executed Withdrawal/Transfer Certificate executed and delivered to Depositary solely by Borrower and Collateral Agent amounts from the Distribution Reserve Account to pay First Lien Obligations due and payable in accordance with Sections 5.2(a)(i) through (xv) (including the funding of any of the Reserve Accounts up to the maximum amount of the applicable reserve requirements with respect thereto).

(e)                                  Completion Reserve Account.

(i)                                     As contemplated by Section 2.1, on or prior to the Term-Conversion Date, Depositary shall establish in the name of the Collateral Agent at Depositary an account entitled “New York 2008 Portfolio Wind Generation Projects – Completion Reserve Account” (“Completion Reserve Account”).  On the Term-Conversion Date, the Completion Reserve Borrowing shall be deposited into the Completion Reserve Account.

(ii)                                  Funds in the Completion Reserve Account shall, from time to time, be applied toward Project Costs or Permitted Completion Costs, pursuant to an Executed Withdrawal/Transfer Certificate by disbursement to the Person or Persons entitled thereto.

(iii)                               Upon Final Completion and provided no Event of Default has occurred and is continuing, all amounts remaining in the Completion Reserve Account shall be deposited as directed by the Borrower.

(f)                                    Class A Distribution Reserve Account.

(i)                                     As contemplated by Section 2.1, on or prior to the Term-Conversion Date, Depositary shall establish in the name of the Collateral Agent at Depositary an account entitled “New York 2008 Portfolio Wind Generation Project - Class A Distribution Reserve Account” (the “Class A Distribution Reserve Account”).  Borrower shall, on each Distribution Date, cause to be deposited pursuant to an Executed Withdrawal/Transfer Certificate into the Class A Distribution Reserve Account such Project Revenues or other amounts from the Operating Account in excess of the amounts applied in accordance with Section 5.2(a)(i) through (xv) up to an aggregate amount, if any (without duplication of any such amount previously deposited into the Class A Distribution Reserve Account, unless such duplication results from a withdrawal pursuant to Section 5.3(f)(iii)), not to exceed the sum of (a) the amount actually paid by the Class A Member (as defined in the Forbearance Agreement) to effect a cure of any failure of Borrower to pay Scheduled Principal and Interest (as defined in the Forbearance Agreement) and to replenish the amount of any Reserve Account Withdrawal (as defined in the Forbearance Agreement) in accordance with Section 1.04(c) of the Forbearance Agreement, (b) the amount actually paid by Class A

Member, in conjunction with the payment of the amount described in clause (i) above, to effect the cure of the Events of Default specified by the Administrative Agent in the written notice delivered to Class A Member pursuant to clause (aa) of the last sentence of Section 1.03(e)(i) of the Forbearance Agreement, and (c) the amount actually paid by Class A Member in order to cause one or more of the Project(s) to resume generation and transmission of electricity to NYISO following the complete cessation of operation of such Project(s).

(ii)                                  If all Events of Default that are directly and primarily curable by the payment of a sum of money (as specified by the Administrative Agent in the written notice delivered to Class A Member pursuant to clause (aa) of the last sentence of Section 1.03(e)(i) of the Forbearance Agreement) have been cured, then Borrower shall cause, pursuant to an Executed Withdrawal/Transfer Certificate, all amounts on deposit in the Class A Distribution Reserve Account to be paid to the Class A Member.  Notwithstanding anything to the contrary contained in the immediately preceding sentence and provided that all Events of Default that are directly and primarily curable by the payment of a sum of money (as specified by the Administrative Agent in the written notice delivered to Class A Member pursuant to clause (aa) of the last sentence of Section 1.03(e)(i) of the Forbearance Agreement) have been cured, (x) upon the occurrence and during the continuation of an “Event of Default” (as defined in the Energy Hedge Agreement) or “Termination Event” (as defined in the Energy Hedge Agreement) in which the Borrower is an Affected Party (as defined in the Energy Hedge Agreement) or the Defaulting Party (as defined in the Energy Hedge Agreement), as applicable, or (y) following the termination of the Energy Hedge Agreement by the Energy Hedge Provider and until all obligations owing to the Energy Hedge Provider under the Energy Hedge Agreement have been satisfied (unless the amount of such unsatisfied obligations is less than the undrawn face amount of any Posted Credit Support (as defined in the Energy Hedge Agreement), no payments pursuant to this Section 5.3(f)(ii) shall be made by the Borrower to the Class A Member, other than reimbursements to the Class A Member permitted by the Forbearance Agreement or the Energy Hedge Provider Forbearance Agreement, as applicable, of amounts actually paid by the Class A Member in respect of clause (i) of the definition of “White Knight Cure Amount” (as defined in the Forbearance Agreement) (and Borrower shall cause, pursuant to an Executed Withdrawal/Transfer Certificate, such amounts on deposit in the Class A Distribution Reserve Account to be paid to the Class A Member), provided that if the Energy Hedge Provider provides the Borrower with  written notice that amounts with respect to clause (ii) and (iii) of the definition of “White Knight Cure Amount (as defined in the Forbearance Agreement) may also be released, then Borrower shall cause, pursuant to an Executed Withdrawal/Transfer Certificate, such amounts on deposit in the Class A Distribution Reserve Account to be paid to the Class A Member.

(iii)                               Prior to the cure of all Events of Default specified in Section 5.3(f)(ii), Collateral Agent shall be entitled to withdraw (pursuant to an Executed Withdrawal/Transfer Certificate executed and delivered to Depositary solely by Collateral Agent) amounts from the Class A Distribution Reserve Account to pay the payments set forth in Sections 5.2(a)(i) through (xv) (including the funding of any of the Reserve Accounts up to the maximum amount of the reserve requirements applicable with respect thereto at that time); provided that payments of First Lien Obligations shall be subject to the provisions of Section 4.1 of the Intercreditor Agreement.

5.4                                 Application of Insurance Proceeds.

(a)                                  As contemplated by Section 2.1, on or prior to the Financial Closing Date, Depositary shall establish in the name of the Collateral Agent at Depositary an account entitled “New York 2008 Portfolio Wind Generation Projects – Insurance Proceeds Account” (the “Insurance Proceeds Account”).  Subject to Section 5.4(b), all amounts and proceeds (including instruments) in respect of title, business interruption, property and casualty insurance and the proceeds of the insurance policies described in sub-paragraphs (d), (g) and (k) of paragraph 1 of Exhibit K to the Financing Agreement which are required to be maintained by any Noble Entity thereunder (“Insurance Proceeds”) shall be deposited in the Insurance Proceeds Account and applied as provided in this Section 5.4.

(b)                                 Any business interruption Insurance Proceeds received by Administrative Agent, Collateral Agent  or Borrower shall be deposited into the Operating Account for application in accordance with Section 5.2; provided, that such business interruption Insurance Proceeds shall be applied to the prepayment of the First Lien Obligations as provided in Section 4.1 of the Intercreditor Agreement (pursuant to an Executed Withdrawal/Transfer Certificate executed and delivered to Depositary) with any surplus applied in accordance with the Intercreditor Agreement if (i) the damage or destruction to a Project which directly or indirectly causes such Project to receive payment of such business interruption Insurance Proceeds constitutes a total loss or complete destruction of such Project (comprising a loss of at least 30% of its insurable value) or (ii) Borrower notifies Administrative Agent and Collateral Agent in writing that it does not intend to repair or restore the damage or destruction covered by such business interruption Insurance Proceeds.

(c)                                  Subject to Section 5.4(f) below, all Insurance Proceeds (other than business interruption Insurance Proceeds, the application of which shall be governed by Section 5.4(b)) shall be applied to the prepayment of First Lien Obligations as provided in Section 4.1 of the Intercreditor Agreement (pursuant to an Executed Withdrawal/Transfer Certificate executed and delivered to Depositary) with any surplus applied in accordance with the Intercreditor Agreement, unless, subject to Section 5.4(d), each of the following conditions is satisfied or waived by the Required First Lien Secured Parties and the Energy Hedge Provider within twelve (12) months of the damage or destruction to which such Insurance Proceeds relate for clause (ii) of this Section 5.4(c) (each such applicable deadline, the “Insurance Condition Deadline”):

(i)                                     such damage or destruction does not constitute a total loss or complete destruction of the applicable Project (comprising a loss of at least 30% of its insurable value);

(ii)                                  no Event of Default (other than an Event of Default that has occurred solely as a result of such damage or destruction) has occurred and is continuing;

(iii)                               Borrower and the Independent Engineer certify that repair or restoration of a Project to which such Insurance Proceeds relate is technically and economically feasible within a eighteen (18) month period from the date the conditions in this Section 5.4(c) are satisfied and that (A) a sufficient amount of funds is or will be available to the applicable Noble Entity to complete such repairs and restorations using (1) such Insurance Proceeds, (2) any other equity moneys contributed for such repairs and restorations or (3) amounts in the Distributable Cash Account, the O&M CapEx Reserve Account, the Distribution Reserve Account, the Class A Distribution Reserve Account, the Completion Reserve Account and NIPDR Account, and (B) upon the completion of such repairs and restorations, the Borrower could reasonably be expected to meet Projected Debt Service Coverage Ratios, calculated as of the date of such Borrower’s certification for each Repayment Date during the remaining Term, of no less than (A) for each twelve-month period through the tenth (10th) anniversary of the Term-Conversion Date, (x) 1.45 to 1 under a P50 Production Level (taking into account all projected Project Revenues; provided, however, that, solely for purposes of such calculation, (1) merchant Project Revenues shall be limited to not more than nineteen (19%) of the aggregate projected Project Revenues and (2) the aggregate amount of the Loans projected to be outstanding as of the tenth (10th) anniversary of the Energy Hedge Agreement Effective Date shall not exceed twenty percent (20%) of the Total Term Loan Commitment (in each case, as in effect on the Financial Closing Date) and (y) 1.00 to 1 under a P99 Production Level, taking into account all projected Project Revenues for such period; and (B) for each remaining twelve-month period through the Term Loan Maturity Date, after the tenth (10th) anniversary of the Term-Conversion Date, (x) 2.50 to 1 under a P50 Production Level (taking into account solely projected sales of energy generated by the Projects in accordance with the Market Consultant’s projections and excluding (1) any Project Revenues projected from the sale of  renewable energy credits and (2) any projected ICAP Revenues) and (y) 1.00 to 1 under a P99 Production Level, taking into account all projected Project Revenues for such period (taking into account solely projected sales of energy generated by the Projects in accordance with the Market Consultant’s P95 price projections and excluding (1) any Project Revenues projected from the sale of  renewable energy credits and (2) any projected ICAP Revenues);

(iv)                              if such damage or destruction occurs during the Construction Period, such repair or restoration will be completed, in the reasonable judgment of Administrative Agent in consultation with the Independent Engineer, by a date that is not later than the Construction Loan Maturity Date; and

(v)                                 no material federal, state, local or other governmental license, registration, recording, filing, consent, permit, order, authorization, certificate, approval, exemption or declaration is necessary to proceed with such repair and restoration, unless Borrower and/or the applicable Project Company could reasonably be expected to obtain such license, registration, recording, filing, consent, permit, order, authorization, certificate, approval, exemption or declaration in the ordinary course; and

(d)                                 Borrower shall submit, or cause to be submitted, to Administrative Agent and Collateral Agent the documentation, certificates and other information to satisfy the conditions in Section 5.4(c) (“Insurance Proceeds Submission”) within one hundred eighty (180) days after the damage or destruction to which such Insurance Proceeds relate.  Administrative Agent and Collateral Agent shall cooperate and respond (and, when applicable, engage the Independent

Engineer to so respond) (the “AA Response”) within thirty (30) days after receipt of the Insurance Proceeds Submission as to whether such Insurance Proceeds Submission reasonably satisfies the conditions set forth in Section 5.4(c).  Borrower shall have an additional thirty (30) days after receipt of the AA Response to cure any defects or omissions in such Insurance Proceeds Submission, to the reasonable satisfaction of the Administrative Agent and Collateral Agent.  In the event that Borrower is required, pursuant to Section 5.4(c), to apply the Insurance Proceeds to the prepayment of Loans and other First Lien Obligations, Administrative Agent and Collateral Agent shall notify Borrower of such requirement not later than (i) fifteen (15) days prior to the date such prepayment shall be required to be made and (ii) thirty (30) days after the Insurance Conditions Deadline; provided, that the failure by Administrative Agent or Collateral Agent to provide such notice shall not limit or otherwise affect the obligation of Borrower to make such prepayment (except for the date on which such payment shall be due).

(e)           Subject to Section 5.4(f), provided that the conditions set forth in Section 5.4(c) have been satisfied or waived as provided therein, if there shall occur any damage or destruction of a Project with respect to which Insurance Proceeds for any single loss in an amount that is (A) equal to or less than $5,000,000 for any Project is payable, such Insurance Proceeds shall be paid out of the Insurance Proceeds Account to Borrower and (B) greater than $5,000,000 for any Project is payable, such Insurance Proceeds shall be paid out of the Insurance Proceeds Account to Collateral Agent for distribution to the Borrower for use in accordance with clause (ii) below, and in each such case, such Insurance Proceeds payable pursuant to this Section 5.4(e) shall be applied to the payment of the cost of the repair or restoration of such damage or destruction in accordance with the following procedures:

(i)            Borrower shall submit a detailed report to Administrative Agent describing Borrower’s plan for effectuating repairs and improvements and such report shall be reasonably satisfactory to the Administrative Agent;

(ii)           Borrower shall cause any necessary repairs or restoration to be commenced and completed promptly and diligently at the cost and expense of the applicable Noble Entity using such Insurance Proceeds and any other amounts available to the Noble Entities as provided in Section 5.4(c)(iii); and

(iii)          Borrower shall provide to Administrative Agent a certificate from Borrower (A) describing in reasonable detail the nature of the repair or restoration to be effected with such payments; (B) stating the estimated cost of such repairs or restoration; and (C) stating that a sufficient amount of funds is or will be available to Borrower or the relevant Project Company.

(f)            Notwithstanding anything to the contrary contained in this Section 5.4 (including the failure to satisfy the conditions specified in Section 5.4(c) and to follow the procedures specified in Section 5.4(e)), if there shall occur any damage or destruction of a Project with respect to which Insurance Proceeds for any single loss in an amount that is less than $5,000,000 for any Project is payable, such Insurance Proceeds shall be paid out of the Insurance Proceeds Account to Borrower and applied to the prompt payment of the cost of the repair or restoration of such damage or destruction.

(g)           If, after any Insurance Proceeds have been applied to the repair or restoration of a Project as provided in Section 5.4(e), or Section 5.4(f), the Project will be able to operate at a level enabling Borrower to satisfy its First Lien Obligations, when due and payable, any excess Insurance Proceeds shall be paid into the Construction Account (if received prior to the Term-Conversion Date) or the Operating Account  (if received on or after the Term-Conversion Date), otherwise such excess Insurance Proceeds shall be applied to the prepayment of the First Lien Obligations as provided in Section 4.1 of the Intercreditor Agreement (pursuant to an Executed Withdrawal/Transfer Certificate executed and delivered to Depositary solely by Collateral Agent) with any surplus applied in accordance with the Intercreditor Agreement.

5.5           Application of Eminent Domain Proceeds.  All amounts and proceeds (including instruments) received in respect of any Event of Eminent Domain (“Eminent Domain Proceeds”) shall be subject to the same treatment as Insurance Proceeds as provided in Section 5.4, mutatis mutandis.

5.6           Application of Certain Damages Payments; Mandatory Prepayments.

(a)           As contemplated by Section 2.1, on or prior to the Financial Closing Date, Depositary shall establish in the name of the Collateral Agent at Depositary an account entitled “New York 2008 Portfolio Wind Generation Projects – Non-Insurance Proceeds Damage Restoration Account” (the “NIPDR Account”).

(b)           Performance Damages.  Any performance damage payment in an amount greater than $5,000,000 made to any Noble Entity (or the Noble Entities in the aggregate) for or on account of any permanent diminution in the performance of any of the Projects, including liquidated damages for failing to achieve the Power Curve Guarantee (as defined in the Turbine Supply Agreement), shall be applied to the prepayment of the First Lien Obligations as provided in Section 4.1 of the Intercreditor Agreement (pursuant to an Executed Withdrawal/Transfer Certificate executed and delivered to Depositary) with any surplus applied in accordance with the Intercreditor Agreement.

(c)           Damage Payments.  Any damage payment (other than Insurance Proceeds) in an amount greater than $5,000,000 made to any Noble Entity (or the Noble Entities in the aggregate) in order to compensate for physical (as distinct from consequential or loss of profit) damage suffered by any Project shall be deposited into the NIPDR Account and shall be available as directed by Borrower pursuant to an Executed Withdrawal/Transfer Certificate for repair of such physical damage (in consultation with the Independent Engineer).

(d)           Any other damage payment in an amount greater than $5,000,000 made to any Noble Entity that does not comprise damage payments of the type described in clauses (b) and (c) of this Section 5.6, including any payment made to any Noble Entity (or the Noble Entities in the aggregate) pursuant to any litigation or other legal proceeding or pursuant to surety, performance or similar bonds or letters of credit relating to any Project, shall be deposited into the Operating Account.

(e)           Any damage payment which would comprise a damage payment of the type described in clauses (b), (c) or (d) of this Section 5.6 which is in an amount less than or equal to

$5,000,000 shall be available as directed by Borrower pursuant to an Executed Withdrawal/Transfer Certificate for (i) repair of any damage or (ii) otherwise deposited in the Operating Account.

5.7           Earnings on Accounts.  All earnings on amounts credited to any Account (including Permitted Investments held or credited therein) maintained hereunder shall accrue to such Account, as applicable.

ARTICLE 6

TERMINATION OF AGREEMENT

The rights and powers granted herein to Administrative Agent and Collateral Agent have been granted in order, among other things, to perfect Collateral Agent’s security interests in the Accounts and to permit Administrative Agent and Collateral Agent to carry out their respective duties under the First Lien Documents and the Intercreditor Agreement, are powers coupled with an interest, and will neither be affected by the bankruptcy of Borrower or any other Person nor by the lapse of time.  Except as otherwise provided herein, the obligations of Depositary hereunder shall continue in effect until the First Lien Obligations have been paid in cash in full pursuant to the terms of the First Lien Documents and the Intercreditor Agreement, including this Agreement.  Administrative Agent and Collateral Agent shall promptly notify Depositary (with a copy to Borrower) of such payment in writing.  All right, title and interest of Collateral Agent in the Accounts shall so terminate and revert to Borrower upon the payment in full in cash of all First Lien Obligations (other than the First Lien Obligations that are intended to survive the termination of the First Lien Documents and the termination of the Financing Agreement and the Energy Hedge Agreement).  At such time, Collateral Agent shall notify Depositary to, and upon such notification Depositary shall, pay any amounts (including Permitted Investments) then remaining in any of the Accounts to an account designated in writing by Borrower to Depositary.  No termination of any Secured Party’s interest hereunder shall affect the rights of any other Secured Party hereunder.

ARTICLE 7

MISCELLANEOUS

7.1           Notices.  Any communications between the parties hereto or notices provided herein to be given may be given to the following addresses:

If to Depositary:	The Bank of New York
101 Barclay Street
New York, NY 10286
	Attention:	Corporate Finance
	Telephone:	(212) 815-5445
	Facsimile:	(212) 815-5704/5707

If to Administrative Agent:	Citibank, N.A., as Administrative Agent
1615 Briette Road Ops 3
	New Castle,	DE 19720
	Attention:	Melik Khoury
	Telephone:	(302) 323-3611
	Facsimile:	(212) 994-0961

If to Collateral Agent:	Citibank, N.A., as Collateral Agent
c/o Citibank Agency & Trust
388 Greenwich St., 14th Floor
New York, NY 10013
	Attention:	Patricia Gallagher - Project Noble
	Telephone:	(212) 816-2977
	Facsimile:	(212) 627-2762

If to Borrower:	Noble Environmental Power 2008 Hold Co., LLC
8 Railroad Avenue
Suite 8, Second Floor
Essex, CT 06426
Attn: Vice President – Asset Management
	Telephone:	(860) 581-5010
	Facsimile:	(860) 767-7041

All notices or other communications required or permitted to be given hereunder shall be in writing and shall be considered as properly given (a) if delivered in person, (b) if sent by overnight delivery service (including Federal Express, ETA, Emery, DHL, Air Borne and other similar overnight delivery services), (c) in the event overnight delivery services are not readily available, if mailed by first class mail, postage prepaid, registered or certified with return receipt requested or (d) if sent by telecopy.  Notice so given shall be effective upon actual receipt by the addressee, provided, however, that if notice is sent by telecopy the transmitter shall confirm such telecopy by telephone.  Any party shall have the right to change its address for notice hereunder to any other location within the United States by giving of ten (10) days’ written notice to the other parties in the manner set forth herein above.  The parties to this Agreement hereby authorize Depositary to rely upon and comply with instructions and directions sent by e-mail, facsimile and other similar unsecured electronic methods (but excluding on-line communications systems covered by a separate agreement (such as Depositary’s Inform or CA$H-Register Plus system) (“On-Line Communications systems)) (“Electronic Methods”) by persons reasonably believed by the Depositary to be authorized to give instructions and direction on behalf of the parties.  Except as set forth below with respect to funds transfers, Depositary shall have no duty or obligation to verify or confirm that the person who sent such instructions or directions is, in fact, a person authorized to give instructions or directions on behalf of the parties hereto (other than to verify that the signature on a facsimile is the signature of a person authorized to give instructions and directions on behalf of such party); and Depositary shall have no liability for any losses, liabilities, costs or expenses incurred or sustained by such party as a result of such reliance upon or compliance with such instructions or directions unless such losses, liabilities or costs are found by a final and non-appealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of Depositary.  The parties hereto agree to assume all risks arising out of the use of Electronic Methods to submit instructions and directions to Depositary, including the risk of Depositary acting on unauthorized instructions, and the risk of interception and misuse by third parties unless Depositary has acted in violation of this Agreement and such action is found by a final and non-appealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of Depositary.

7.2           Benefit of Agreement.  Nothing in this Agreement, expressed or implied, shall give or be construed to give to any Person other than the parties hereto and the Secured Parties, any legal or equitable right, remedy or claim under this Agreement, or under any covenants and provisions of this Agreement, each such covenant and provision being for the sole benefit of the parties hereto and the Secured Parties.

7.3           Delay and Waiver.  No failure or delay by Administrative Agent, Collateral Agent or Depositary in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of Administrative Agent and Collateral Agent hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of this Agreement or consent to any departure by Borrower therefrom shall in any event be effective unless the same shall be permitted by Section 7.4, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

7.4           Amendments.  No provision of this Agreement may be amended, modified or supplemented or waived, except in a writing signed by the party to be bound and, solely with respect to Collateral Agent and Borrower, made in accordance with the provisions of the Intercreditor Agreement.

7.5           Governing Law.  THIS AGREEMENT AND ANY INSTRUMENT OR AGREEMENT REQUIRED HEREUNDER (TO THE EXTENT NOT EXPRESSLY PROVIDED FOR THEREIN) SHALL BE GOVERNED BY, AND CONSTRUED UNDER, THE LAWS OF THE STATE OF NEW YORK, APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN SUCH STATE AND WITHOUT REFERENCE TO CONFLICTS OF LAWS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).  REGARDLESS OF ANY PROVISION IN ANY OTHER AGREEMENT, FOR PURPOSES OF THE UCC, THE “SECURITIES INTERMEDIARY’S JURISDICTION” AND “BANK’S JURISDICTION” OF DEPOSITARY WITH RESPECT TO THE ACCOUNTS IS THE STATE OF NEW YORK.

7.6           Submission to Jurisdiction.  Administrative Agent, Collateral Agent, Depositary and Borrower agree that any legal action or proceeding by or against Borrower or with respect to or arising out of this Agreement or any other Financing Document may be brought in or removed to the courts of the State of New York, in and for the County of New York, or of the United States of America for the Southern District of New York.  By execution and delivery of this Agreement, Administrative Agent, Collateral Agent, Depositary and Borrower accept, for themselves and in respect of their property, generally and unconditionally, the jurisdiction of the aforesaid courts.  Administrative Agent, Collateral Agent, Depositary and Borrower irrevocably consent to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified airmail, postage prepaid, to Administrative Agent, Collateral Agent, Depositary or Borrower, as the case may be, at their respective addresses for notices as specified herein and that such service shall be effective five (5) Banking Days after such mailing.  Administrative Agent, Collateral Agent, Depositary and Borrower hereby waive any right to stay or dismiss any action or proceeding under or in connection with this Agreement or any other Financing Document brought before the foregoing courts on the basis of forum non-conveniens.

7.7           WAIVER OF JURY TRIAL.  BORROWER, DEPOSITARY, COLLATERAL AGENT AND ADMINISTRATIVE AGENT HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT.  THIS PROVISION IS A MATERIAL INDUCEMENT FOR EACH PARTY TO ENTER INTO THIS AGREEMENT.

7.8           Severability.  In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and the parties hereto shall enter into good faith negotiations to replace the invalid, illegal or unenforceable provision.

7.9           Headings.  Article and Section headings have been inserted in this Agreement as a matter of convenience for reference only and it is agreed that such Article and Section headings are not a part of this Agreement and shall not be used in the interpretation of any provision of this Agreement.

7.10         Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  Borrower may not assign or otherwise transfer any of its rights or obligations hereunder.  Depositary may only assign or otherwise transfer any of its rights or obligations hereunder in accordance with the terms of this Agreement (including Section 3.6).  Administrative Agent and Collateral Agent may only assign or otherwise transfer any of its rights or obligations hereunder in accordance with the terms of the Financing Agreement (including Article 9 thereof) and Intercreditor Agreement, respectively.  Any corporation or association into which Depositary may be merged or converted or which it may be consolidated, or any corporation or association to which all or substantially all the business of Depositary’s corporate trust line of business may be transferred, shall be the Depositary under this Depositary Agreement without any further act.

7.11         Entire Agreement.  This Agreement, and each of the other First Lien Collateral Documents, integrate all the terms and conditions mentioned herein or incidental hereto and supersede all oral negotiations and prior writings in respect of the subject matter hereof.  In the event of any conflict between the terms, conditions and provisions of this Agreement and any such agreement, document or instrument, the terms, conditions and provisions of this Agreement shall prevail.  In the event of a conflict between the provisions of the Financing Agreement and the provisions of either this Agreement or the Intercreditor Agreement, the provisions of this Agreement or the Intercreditor Agreement, as applicable, shall govern.

7.12         Consequential Damages.  In no event shall any party be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including lost profits), in connection with, arising out of or in any way related to the transactions contemplated by this Agreement, even if such party has been advised of the likelihood of such loss or damage and regardless of the form of action.

7.13         Survival.  The provisions regarding the payment of expenses and indemnification obligation, including Sections 3.6.5, 7.12 and 7.15, shall survive and remain in full force and effect regardless of the termination of this Agreement or any provision hereof or the resignation of removal of Depositary until all applicable statutes of limitation (including any extensions thereof) have expired.

7.14         Further Information.  Depositary shall promptly provide Administrative Agent, Collateral Agent and Borrower with any information reasonably requested by Administrative Agent, Collateral Agent or Borrower (as the case may be) concerning balances in the Accounts and payments from such Accounts.

7.15         Additional Depositary Provisions.  Depositary may execute or perform any duties under this Agreement either directly or through agents or attorneys.  Depositary shall act as an agent only and shall not be responsible or liable in any manner for soliciting any funds or for the sufficiency, correctness, genuineness or validity of any funds or securities deposited with or held by it, except in the case of its gross negligence, willful misconduct or bad faith.  Depositary shall be fully protected in acting or refraining from acting upon any written notice, certificate, instruction, request or other paper or document (whether in its original or facsimile form), as to the due execution thereof and the validity and effectiveness of the provisions thereof and as to the truth of any information contained therein, which Depositary in good faith believes to be genuine.  Depositary shall not be liable for any error of judgment or for any act done or step taken or omitted except in the case of its gross negligence, willful misconduct or bad faith (including any action taken pursuant to Section 2.3.1).  In the event of any dispute as to the construction or interpretation of any provision of this Agreement, Depositary shall be entitled to consult with and obtain advice from legal counsel of its own selection in its sole discretion.

None of the provisions of this Agreement shall be construed to require the Depositary in its individual capacity to expend or risk its own funds or otherwise to incur any personal financial liability in the performance of any of its duties hereunder or thereunder.

7.16         Counterparts.  This Agreement and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

[SIGNATURE PAGES FOLLOWS]

IN WITNESS WHEREOF, the parties hereto, by their officers duly authorized, intending to be legally bound, have caused this Agreement to be duly executed and delivered as of the date first above written.

NOBLE ENVIRONMENTAL POWER 2008 HOLD CO., LLC, as Borrower

By:	/s/ Walter Howard
Name: Walter Howard
Title: President

CITIBANK, N.A.,
as Administrative Agent

By:	/s/ Stuart J. Murray
Name: Stuart J. Murray
Title: Director

CITIBANK, N.A.,
as First Lien Collateral Agent

By:	/s/ Stuart J. Murray
Name: Stuart J. Murray
Title: Director

THE BANK OF NEW YORK,
as Depositary

By:	/s/ Carlos R. Luciano
Name: Carlos R. Luciano
Title: Vice President

ACKNOWLEDGED AND AGREED:

NOBLE ALTONA WINDPARK, LLC,

By:	/s/ Thomas F. Swank
Name: Thomas F. Swank
Title: Vice President

NOBLE CHATEAUGAY WINDPARK, LLC,

By:	/s/ Thomas F. Swank
Name: Thomas F. Swank
Title: Vice President

NOBLE WETHERSFIELD WINDPARK, LLC,

By:	/s/ Thomas F. Swank
Name: Thomas F. Swank
Title: Vice President

Schedule A
to Depositary Agreement

Telephone Number(s) for Call-Backs and
Person(s) Designated to Confirm Payment Instructions

Depositary is authorized to confirm payment instructions issued in the name of Collateral Agent with any person purporting to be a person designated below at the number below, whether or not that person is the person who has issued the payment instructions to Depositary.

Name	Telephone Number

(Note:  If less than five persons, type “N/A” on excess lines provided.  If more than five persons, attach and sign a supplemental Schedule.)

Customer Name

Printed Name of Authorized Signatory

Signature

Title

Appendix I
to Depositary Agreement

Wire Instructions for the Accounts

The Bank of New York
Acct Name:
For Further Credit To: Account #
Re: Name of Co.
Attn:

Exhibit A
to Depositary Agreement

[FORM OF WITHDRAWAL/TRANSFER CERTIFICATE] (1)

Date of this Withdrawal/Transfer Certificate:  [                    ] (2)
Date of Withdrawal or Transfer:  [                    ] (3)

VIA FAX No.  (212) 815-5704/5707

The Bank of New York
101 Barclay Street
New York, NY 10286
Attention:  Corporate Trust Group—Corporate Finance

Ladies and Gentlemen:

This Withdrawal/Transfer Certificate is delivered to you pursuant to Section 4.3 of the Depositary Agreement (the “Depositary Agreement”), dated as of June 30, 2008, among Noble Environmental Power 2008 Hold Co., LLC (“Borrower”), CITIBANK, N.A., in its capacity as Administrative Agent for the Lenders (in such capacity, the “Administrative Agent”), CITIBANK, N.A., in its capacity as Collateral Agent for the First Lien Secured Parties (in such capacity, the “Collateral Agent”), and THE BANK OF NEW YORK, in its individual capacity as Depositary (the “Depositary”).  Reference is also made to the Financing Agreement, dated as of the date hereof (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Financing Agreement”), among Borrower, the financial institutions from time to time party thereto as lenders (collectively, the “Lenders”), Citibank, N.A., as collateral agent, and the other agents parties thereto from time to time.

Capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Depositary Agreement.

Borrower hereby requests the sums indicated in Annex 1 hereto be paid or transferred to and from the Accounts as set forth in Annex 1 hereto.

Borrower hereby represents and warrants that Borrower is entitled, pursuant to the Depositary Agreement and the Financing Agreement, to request the withdrawal or transfer in the manner, at the times and in the amounts set forth in this Withdrawal/Transfer Certificate.

(1)

Certificate shall be completed by Borrower and delivered to Administrative Agent for review no later than five (5) Banking Days prior to the requested date of withdrawal or transfer pursuant to Section 4.3 of the Depositary Agreement.

(2)

Certificate should be signed by Borrower, countersigned by Administrative Agent and delivered to Depositary no later than one (1) Banking Day prior to the date of withdrawal or transfer to which this certificate relates pursuant to Section 4.3(b)(iii) of the Depositary Agreement.

(3)	Insert the applicable date of withdrawal or transfer to which this Withdrawal/Transfer Certificate relates.

Borrower certifies that all attachments to this Withdrawal/Transfer Certificate that are required to be annexed hereto pursuant to Section 4.3 of the Depositary Agreement are attached hereto.

Very truly yours,

NOBLE ENVIRONMENTAL POWER 2008 HOLD CO., LLC, as Borrower

By:
Name:
Title:

Acknowledged and Approved by:

CITIBANK, N.A.,
as Administrative Agent

By:
Name:
Title:

CITIBANK, N.A.,
as Collateral Agent

By:
Name:
Title:

Annex 1
to Withdrawal/Transfer Certificate

Withdrawals/Transfers from Construction Account

Date of Withdrawal or Transfer	Amount to be withdrawn/transferred	Account/Person to be Transferred to	Purpose

Annex 1
to Withdrawal/Transfer Certificate

Withdrawals/Transfers from Altona Construction Account

Date of Withdrawal or Transfer	Amount to be withdrawn/transferred	Account/Person to be Transferred to	Purpose

Annex 1
to Withdrawal/Transfer Certificate

Withdrawals/Transfers from Chateaugay Construction Account

Date of Withdrawal or Transfer	Amount to be withdrawn/transferred	Account/Person to be Transferred to	Purpose

Annex 1
to Withdrawal/Transfer Certificate

Withdrawals/Transfers from Wethersfield Construction Account

Date of Withdrawal or Transfer	Amount to be withdrawn/transferred	Account/Person to be Transferred to	Purpose

Annex 1
to Withdrawal/Transfer Certificate

Withdrawals/Transfers from EPC Contractor Construction Account

Date of Withdrawal or Transfer	Amount to be withdrawn/transferred	Account/Person to be Transferred to	Purpose

Annex 1
to Withdrawal/Transfer Certificate

Withdrawals/Transfers from Operating Account

Date of Withdrawal or Transfer	Amount to be withdrawn/transferred	Account/Person to be Transferred to	Purpose

Annex 1
to Withdrawal/Transfer Certificate

Withdrawals/Transfers from O&M CapEx Reserve Account

Date of Withdrawal or Transfer	Amount to be withdrawn/transferred	Account/Person to be Transferred to	Purpose

Annex 1
to Withdrawal/Transfer Certificate

Withdrawals/Transfers from Debt Service Reserve Account

Date of Withdrawal or Transfer	Amount to be withdrawn/transferred	Account/Person to be Transferred to	Purpose

Annex 1
to Withdrawal/Transfer Certificate

Withdrawals/Transfers from Distribution Reserve Account

Date of Withdrawal or Transfer	Amount to be withdrawn/transferred	Account/Person to be Transferred to	Purpose

Annex 1
to Withdrawal/Transfer Certificate

Withdrawals/Transfers from Completion Reserve Account

Date of Withdrawal or Transfer	Amount to be withdrawn/transferred	Account/Person to be Transferred to	Purpose

Annex 1
to Withdrawal/Transfer Certificate

Withdrawals/Transfers from Proceeds Account

Date of Withdrawal or Transfer	Amount to be withdrawn/transferred	Account/Person to be Transferred to	Purpose

Annex 1
to Withdrawal/Transfer Certificate

Withdrawals/Transfers from Non-Insurance Proceeds Damage Restoration Account

Date of Withdrawal or Transfer	Amount to be withdrawn/transferred	Account/Person to be Transferred to	Purpose

Annex 1
to Withdrawal/Transfer Certificate

Withdrawals/Transfers from Class A Distribution Reserve Account

Date of Withdrawal or Transfer	Amount to be withdrawn/transferred	Account/Person to be Transferred to	Purpose

Exhibit B
to Depositary Agreement

[FORM OF DISTRIBUTION CERTIFICATE]

Date of this Distribution Certificate:  [                     ]
Date of Transfer or Withdrawal:  [                       ]

Citibank, N.A., as Collateral Agent
c/o Citibank Agency & Trust
388 Greenwich St., 14th Floor
New York, NY 10013
Attention:    Patricia Gallagher - Project Noble

Telephone:	(212) 816-2977
Facsimile:	(212) 627-2762

Ladies and Gentlemen:

This Distribution Certificate is delivered to you pursuant to Section 4.3(a)(ii) of the Depositary Agreement (the “Depositary Agreement”), dated as of June 30, 2008, among Noble Environmental Power 2008  Hold Co., LLC (“Borrower”), CITIBANK, N.A., in its capacity as Administrative Agent for the Lenders (in such capacity, the “Administrative Agent”), CITIBANK, N.A., in its capacity as Collateral Agent for the First Lien Secured Parties (in such capacity, the “Collateral Agent”), and THE BANK OF NEW YORK, in its individual capacity as Depositary (the “Depositary”).  Reference is also made to the Financing Agreement, dated as of the date hereof (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Financing Agreement”), among Borrower, the financial institutions from time to time party thereto as lenders (collectively, the “Lenders”), Citibank, N.A., as collateral agent, and the other agents parties thereto from time to time.

Capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Depositary Agreement.

Borrower hereby requests that the sum of [insert amount requested] be paid from the [Operating Account] [Class A Distribution Reserve Account][Distribution Reserve Account] to the [Asset Managers/Operators/ Noble Equipment Resources, LLC] [the Class A Member (as defined in the Forbearance Agreement] [Distributable Cash Account] as a Restricted Payment to which Borrower is entitled pursuant to the terms of Depositary Agreement and the Financing Agreement.

Borrower hereby certifies to the Agents in connection with the Restricted Payment in the amount of [$     ] reflected in the Withdrawal/Transfer Certificate attached hereto (the “Requested Restricted Payment”) that the conditions set forth in Section 6.6 of the Financing Agreement have been satisfied.

B-1

Very truly yours,

NOBLE ENVIRONMENTAL POWER 2008 HOLD CO., LLC, as Borrower

By:
Name:
Title:

Acknowledged and Approved by:

CITIBANK, N.A.,
as Administrative Agent

By:
Name:
Title:

CITIBANK, N.A.,
as Collateral Agent

By:
Name:
Title:

B-2